Exhibit 2.1

Merger Agreement and Plan of Merger

This Merger Agreement and Plan of Merger (this “Agreement”) dated as of June 1, 2006, is by and among (i) American Physicians Service Group, Inc., a Texas corporation (“ APSG Parent ”), (ii) APSG ACQCO, INC., a Texas corporation and a wholly-owned subsidiary of APSG Parent (“ APSG Merger Sub ”, and together with APSG Parent the “ APSG Parties ”), and (iii) American Physicians Insurance Exchange, a reciprocal and inter-insurance exchange (the “ Insurance Company ”). The Insurance Company together with the APSG Parties are sometimes referred to as the “ Parties . ”

RECITALS:

A. Contemporaneously with the execution of this Agreement, the Insurance Company adopted that certain Plan of Conversion attached as Exhibit A to this Agreement (as subsequently amended, the “ Plan of Conversion ”) pursuant to which, among other things (and subject to obtaining all necessary Consents of Governmental Bodies), (i) the Insurance Company will be converted (the “ Conversion ”) into a Texas stock insurance company, (ii) the Persons who are Subscribers under the governing documents of the Insurance Company (the “ Subscribers ”) and certain other insureds of the Insurance Company (as more particularly set forth in the Plan of Conversion) will receive shares of the $1.00 par value common stock of Insurance Company (the “ Insurance Company Common Stock ”), and (iii) the Persons who hold rights to repayment of Refundable Deposits will receive shares of the $1.00 par value mandatorily redeemable preferred stock of the Insurance Company (the “ Insurance Company Preferred Stock ”).

B. Each Party’s Board of Directors believes it is in its and its respective owners’ best interests that immediately following the Conversion, APSG Parent acquire the Insurance Company through the statutory merger of APSG Merger Sub with and into the Insurance Company (the “ Merger ”) and, in furtherance thereof, have approved the Merger.

C. Pursuant to the Merger, all of Insurance Company Common Stock will be converted into the right to receive shares of APSG Parent’s common stock, par value $0.10 per share (“ APSG Parent Common Shares ”) and all of Insurance Company Preferred Stock will be converted into the right to receive shares of APSG Parent’s mandatorily redeemable preferred stock, par value $1.00 per share (“ APSG Parent Preferred Shares ”).

D. The Parties desire to make certain representations and warranties and other agreements in connection with the Conversion and the Merger.

E. As required pursuant to Chapter 942 of the Texas Insurance Code, substantially all of the Insurance Company’s day-to-day operations have been, and at all time prior to the Conversion will be, managed by an attorney-in-fact (the “ Attorney-in-Fact ”).

F. For federal income tax purposes, the Parties intend to adopt a plan of reorganization within the meaning of, and to cause the Conversion and the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986 (the “ Code ”).

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein, each APSG Party and the Insurance Company agrees as follows:

ARTICLE 1.

DEFINITIONS

“180-Day Lock Up” means the 180 day period of time commencing on the Closing Date during which the APSG Parent Common Shares and the APSG Parent Preferred Shares issued in the Merger will be held in escrow or subject to a similar arrangement such that the Shares cannot be traded.

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

“Affiliate” means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For this definition, “control” (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Equity Interests, as trustee or executor, by contract or credit arrangements or otherwise.

“Agreement” is defined in the preamble to this Agreement.

“Ancillary Agreements” means the Plan of Conversion, the Amended and Restated Bylaws of the Insurance Company, the Certificate of Formation of the Insurance Company and the Advisory Services Agreement.

“Announcement Exchange Ratio” is defined in Section 2.8(d).

“Announcement Market Price” is defined in Section 2.8(d).

“APSG Merger Sub” is defined in the preamble to this Agreement.

“APSG Parent” is defined in the preamble to this Agreement.

“APSG Parent Common Shares” is defined in the recitals to this Agreement.

“APSG Parent Preferred Shares” is defined in the recitals to this Agreement.

“APSG Parties” is defined in the preamble to this Agreement.

“AID” means the Arkansas Insurance Department.

“Attorney-in-Fact” is defined in the recitals to this Agreement.

“Basis” means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction about which the relevant Person has Knowledge that forms or could form the basis for any specified consequence.

“Best Efforts” means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person calculated immediately prior to the Closing Date.

“Breach” means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration.

“Closing” is defined in Section 2.3.

“Closing Date” is defined in Section 2.3.

“Closing Exchange Ratio” is defined in Section 2.8(d).

“Closing Market Price” is defined in Section 2.8(d).

“Code” is defined in the recitals to this Agreement.

“Commitment” means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Organizational Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

“Confidential Information” means any confidential information concerning the businesses and affairs of any Party.

“Consent” means any consent, approval, notification, waiver, or other similar action that is necessary or convenient.

“Contract” means any contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

“Conversion” is defined in the recitals to this Agreement.

“Conversion Record Date” means June 1, 2006.

“Corporate Laws” means Chapter 10 of the Texas Business Organizations Code and applicable provisions of the Texas Insurance Code.

“Damages” means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, costs of burdens associated with performing injunctive relief, and other costs (including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other costs (including the allocable portion of the relevant Person’s internal costs) of investigation, preparation and litigation in connection with any Action) of any kind or nature whatsoever, whether known or unknown, contingent or vested, or matured or unmatured.

“Dissenting Shareholder” is defined in Section 2.12.

“Effective Time” is defined in Section 2.4.

“Encumbrance” means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Enforceable”—a Contract is “Enforceable” if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust, or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Ratio” is defined in Section 2.8(d).

“Expiration Date” means December 31, 2006.

“Financial Statements” is defined in Section 4.8.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Body” means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, multi-national organization, quasi- governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, or foreign government or other similar recognized organization or body exercising similar powers or authority.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Insurance Company” is defined in the preamble to this Agreement.

“Insurance Company Common Stock” is defined in the recitals to this Agreement.

“Insurance Company Common Equity” is defined in Section 2.8(d).

“Insurance Company Preferred Stock” is defined in the recitals to this Agreement.

“Intellectual Property” means any rights, licenses, liens, security interests, charges, encumbrances, equities and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation or control the publication or distribution of any: (a) copyrights in both published works and unpublished works, (b) fictitious business names, trading names, corporate names, registered and unregistered trademarks, service marks, and applications, (c) any (i) patents and patent applications, and (ii) business methods, inventions, and discoveries that may be patentable, (d) computer software or middleware, and (e) know-how, trade secrets, confidential information, customer lists, software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

“Interim Financial Statements” is defined in Section 4.8(b).

“IRS” means the Internal Revenue Service.

“Knowledge”—an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter only if any individual who is serving as an officer of such Person or a Subsidiary of such Person (or in each case any similar capacity) has, or at any time had, Knowledge of such fact or other matter. The Insurance Company will be deemed to have “Knowledge” of a particular fact or other matter only if a current Insurance Company Director has, or at any time had, Knowledge of such fact or other matter.

“Law” means any law (statutory, common, or otherwise), constitution, treaty, convention, ordinance, equitable principle, code, rule, regulation, executive order, or other similar authority enacted, adopted, promulgated, or applied by any Governmental Body, each as amended and now in effect.

“Liability” or “Liable” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured, conditional or unconditional, latent or patent, accrued or unaccrued, liquidated or unliquidated, or due or to become due.

“Advisory Services Agreement” means that certain Advisory Services Agreement between API Advisors, LLC, a Texas limited liability company and the Surviving Corporation in the form attached hereto as  Exhibit I .

“Material Adverse Change (or Effect)” means a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, obligations, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, obligations, operations, business, or prospects.

“Merger” is defined in the recitals to this Agreement.

“Merger Certificate” is defined in Section 2.4.

“Merger Consideration” is defined in Section 2.8(b).

“Most Recent Year End” is defined in Section 4.8(a).

“Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction, or other similar determination or finding by, before, or under the supervision of any Governmental Body, arbitrator, or mediator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality, and frequency) of the relevant Person.

“Organizational Documents” means the articles of incorporation, certificate of formation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Parties” is defined in the preamble to this Agreement.

“Permit” means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law, Governmental Body, or Contract.

“Person” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

“Plan of Conversion” is defined in the recitals to this Agreement and attached as Exhibit A.

“Present Value of the Redemption Obligation” is defined in Section 2.8(d).

“Purchase Price” is defined in Section 2.8(d).

“Receivables” means all receivables of the Insurance Company, including all Contracts in transit, manufacturers warranty receivables, notes receivable, accounts receivable, trade account receivables, and insurance proceeds receivable.

“Refundable Deposit” means the obligation of the Insurance Company to refund those refundable surplus deposits contributed by subscribers in accordance with all orders of TDI in effect as of the Closing.

“Schedules” means the Schedules to this Agreement.

“SEC” means the U. S. Securities and Exchange Commission.

“SEC No-Action Letter” is defined in Section 5.2(e).

“Security Interest” means any security interest, deed of trust, mortgage, pledge, lien, charge, claim, or other similar interest or right, except for (i) liens for taxes, assessments, governmental charges, or claims that are being contested in good faith by appropriate Actions promptly instituted and diligently conducted and only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted, (ii) statutory liens of landlords and warehousemen’s, carriers’, mechanics’, suppliers’, materialmen’s, repairmen’s, or other like liens (including Contractual landlords’ liens) arising in the Ordinary Course of Business and with respect to amounts not yet delinquent and being contested in good faith by appropriate proceedings, only to the extent that a reserve or other appropriate provision, if any, has been made on the face of the Financial Statements in an amount equal to the Liability for which the lien is asserted; and (iii) liens incurred or deposits made in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other similar types of social security.

“Shareholders” means the record holders of the Insurance Company Common Stock as they may be constituted from time-to-time.

“Statutory accounting” is defined in Section 4.8.

“Subscribers” is defined in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person: (a) any corporation of which more than 50% of the total voting power of all classes of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors is owned by such Person directly or through one or more other Subsidiaries of such Person and (b) any Person other than a corporation of which at least a majority of the Equity Interest (however designated) entitled (without regard to the occurrence of any contingency) to vote in the election of the governing body, partners, managers or others that will control the management of such entity is owned by such Person directly or through one or more other Subsidiaries of such Person.

“Superior Proposal” is defined in Section 7.1(f).

“Surviving Corporation” is defined in Section 2.2.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“TDI” means the Texas Department of Insurance.

“TDI Refundable Deposit Order” means TDI Consent Order No. 04-0856, effective September 3, 2004, as amended by Amended Consent Order No. 05-0874, effective October 12, 2005.

“Termination Date” means the earlier to occur of (a) the Expiration Date and (b) the date on which this Agreement is terminated pursuant to Section 7.1  (other than  Section 7.1(b) ).

“Threatened” means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action or other matter is likely to be asserted, commenced, taken, or otherwise initiated.

“Transaction Documents” means this Agreement and the Ancillary Agreements.

“Transactions” means all of the transactions contemplated by this Agreement, including: (a) the Conversion, the filing of the Plan of Conversion, the issuance by the Insurance Company of Insurance Company Common Stock to the Subscribers and certain other insureds, and the issuance of Insurance Company Preferred Stock to Persons entitled to repayment of the Refundable Deposits; (b) the Merger, the filing of the Merger Certificate, and APSG Parent’s delivery of the Merger Consideration hereunder; (c) the 180-Day Lock Up; (d) the execution, delivery, and performance of all of the documents, instruments and agreements to be executed, delivered, and performed in connection herewith, including each Ancillary Agreement; and (e) the performance by the APSG Parties, the Insurance Company, and the Shareholders of their respective covenants and obligations (pre- and post-Closing) under this Agreement.

ARTICLE 2.

THE MERGER

2.1 The Conversion.

Prior to the Effective Time, the Insurance Company will exercise its Best Efforts to effect the Conversion in accordance with the Plan of Conversion.

2.2 The Merger.

At the Effective Time, subject to this Agreement and the Corporate Laws, APSG Merger Sub will be merged with and into the Insurance Company, the separate corporate existence of APSG Merger Sub will cease, and the Insurance Company will continue as the surviving corporation and a wholly-owned Subsidiary of APSG Parent. The Insurance Company as the surviving corporation after the Merger is sometimes referred to as the “ Surviving Corporation .”

2.3 Closing.

The closing of the Merger (the “Closing”) will take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P. in Austin, Texas, commencing 10:00 am local time on the second business day following the satisfaction or waiver of all conditions to consummate the Merger (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as APSG Parent and the Insurance Company may mutually determine (the “ Closing Date ”).

2.4 Actions and Deliveries at Closing.

On the Closing Date, the Parties will cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of Texas and, if necessary, with TDI and AID, substantially in the form of  Exhibit B  (the “ Merger Certificate ”), in accordance with the applicable Corporate Law. The date and time the Merger becomes effective as specified in the Merger Certificate or as otherwise provided in accordance with the applicable Corporate Law is referred to as the “ Effective Time .” In addition, at the Closing,

(a) The Insurance Company will deliver to APSG Parent:

(i) A closing certificate certified by the secretary and chairman of the Insurance Company, substantially in the form of Exhibit C, duly executed on behalf of the Insurance Company, as to whether each condition specified in  Sections 6.1(a)–(d)  has been satisfied in all respects.

(b) APSG Parent will deliver to the Insurance Company:

(i) An Officers’ certificate, substantially in the form of Exhibit D, duly executed on behalf of the APSG Parties, as to whether each condition specified in  Sections 6.2(a)–(c)  has been satisfied in all respects.

(ii) A Secretary’s certificate, substantially in the form of Exhibit E, duly executed on on behalf of the APSG Parties.

2.5 Effect of the Merger.

At the Effective Time, the effect of the Merger will be as provided in the applicable Corporate Law. At the Effective Time all the property, rights, privileges, powers, and franchises of APSG Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations, and duties of APSG Merger Sub, including the rights and obligations under the agreements, if any, of APSG Merger Sub, will become the Surviving Corporation’s debts, liabilities, obligations, and duties. Notwithstanding anything to the contrary contained herein, the Merger will not affect the policy coverage of any policy of insurance issued by the Insurance Company. Additionally, all policies and obligations, if any, of APSG Merger Sub shall be assumed by the Surviving Corporation on the same terms as if such policies and obligations were still being carried by APSG Merger Sub.

2.6 Charter and Bylaws.

At the Effective Time, the Certificate of Formation of the Insurance Company in the form attached to this Agreement as Exhibit F will be the Surviving Corporation’s Certificate of Formation until thereafter amended as provided by Law and such Certificate of Formation, and the Amended and Restated Bylaws of the Insurance Company in the form attached as  Exhibit G  to this Agreement, will be the bylaws of the Surviving Corporation until thereafter amended.

2.7 Directors and Officers.

(a) The individuals listed on Schedule 2.7(a) will be the initial director(s) and officers of the Surviving Corporation.

(b) At the Effective Time, the individuals listed on Schedule 2.7(b) will be elected by the Board of Directors of APSG Parent to serve on the Board of Directors of APSG Parent until the next annual meeting of shareholders of APSG Parent.

2.8 Effect on Capital Stock.

At the Effective Time, because of the Merger and without any action on the part of APSG Parent, APSG Merger Sub or the Insurance Company:

(a) Conversion of Insurance Company Preferred Stock. Each share of Insurance Company Preferred Stock issued pursuant to the Conversion and outstanding immediately prior to the Effective Time will be converted into a like number of shares of APSG Parent Preferred Shares. The APSG Parent Preferred Shares will have the same redemption provisions as the Insurance Company Preferred Stock. All Insurance Company Preferred Stock, when so converted, shall automatically be cancelled and shall cease to exist. There will not be any certificates issued to represent the outstanding Insurance Company Preferred Stock in the Conversion, and the holders of Insurance Company Preferred Stock, at the Effective Time of the Merger, will cease to have any rights with respect to the Insurance Company Preferred Stock except the right to receive APSG Parent Preferred Shares.

(b) Conversion of Insurance Company Common Stock. Subject to Sections 2.10 and 2.12, each share of Insurance Company Common Stock issued pursuant to the Conversion and outstanding immediately prior to the Effective Time will be converted into the number of APSG Parent Common Shares equal to the Exchange Ratio. All Insurance Company Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist. There will not be any certificates issued to represent the outstanding Insurance Company Common Stock in the Conversion, and the holders of Insurance Company Common Stock, at the Effective Time of the Merger, will cease to have any rights with respect to the Insurance Company Common Stock except the right to receive: (i) the APSG Parent Common Shares as determined herein and (ii) cash in lieu of fractional APSG Parent Common Shares under  Section 2.10 , in each case without interest (together with the APSG Parent Preferred Shares, collectively, the “ Merger Consideration ”).

(c) Rights Associated with Insurance Company Common Stock and Insurance Company Preferred Stock. Since there will not be any certificates issued to represent the outstanding Insurance Company Common Stock or Insurance Company Preferred Stock, the holders of Insurance Company Common Stock and Insurance Company Preferred Stock will have only the right to receive their respective Merger Consideration.

(d) Certain Additional Definitions. For this Agreement the following terms will have the indicated meanings:

“Announcement Exchange Ratio” means (a) the quotient of (i) the Purchase Price divided by (ii) the Announcement Market Price; divided by (b) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $7 million (making the Purchase Price $26 million), the Announcement Market Price is $13 per share, and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Announcement Exchange Ratio would be:

($26,000,000)	÷	10,000,000	=	1
$13				5

Therefore, five (5) shares of Insurance Company Common Stock issued in the Conversion would be exchanged for one (1) APSG Parent Common Share.

“Announcement Market Price” means the average closing market prices of APSG Parent Common Shares on the National Association of Securities Dealers Automated Quotation System, as reported in The Wall Street Journal, for the twenty (20) consecutive trading days immediately prior to the close of the full business day immediately prior to the date this Agreement is fully executed by all of the Parties and announced to the public by appropriate SEC filings and the issuance of the mutually agreed upon press release.

“Closing Exchange Ratio” means the Announcement Exchange Ratio; provided, however, that in the event the Closing Market Price is more than 115% of the Announcement Market Price or is less than 85% of the Announcement Market Price, the Closing Exchange Ratio shall equal:

(i) if the Closing Market Price is more than 115% of the Announcement Market Price, the Closing Exchange Ratio shall equal (A) the quotient of (i) the Purchase Price multiplied by 115% divided by (ii) the Closing Market Price; divided by (B) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $7 million (making the Purchase Price $26 million), the Announcement Market Price is $10 per share, the Closing Market Price is $12 per share and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Closing Exchange Ratio would be:

($26,000,000 x 115%	)	÷	10,000,000	=	1
$12					4

Therefore, four (4) shares of Insurance Company Common Stock issued in the Conversion would be exchanged for one (1) APSG Parent Common Share.

(ii) if the Closing Market Price is less than 85% of the Announcement Market Price, the Closing Exchange Ratio shall equal (A) the quotient of (i) the Purchase Price multiplied by 85% divided by (ii) the Closing Market Price; divided by (B) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $7 million (making the Purchase Price $26 million), the Announcement Market Price is $10 per share, the Closing Market Price is $8 per share and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Closing Exchange Ratio would be:

($26,000,000 x 85%	)	÷	10,000,000	=	1
$8					3.6

Therefore, slightly more than three and one-half (3 1/2) shares of Insurance Company Common Stock issued in the Conversion would be exchanged for one (1) APSG Parent Common Share.

“Closing Market Price” means the average closing market prices of APSG Parent Common Shares on the National Association of Securities Dealers Automated Quotation System, as reported in The Wall Street Journal, for the twenty (20) consecutive trading days immediately prior to the close of the full business day immediately prior to the Closing Date.

“Insurance Company Common Equity” means the aggregate number of shares of Insurance Company Common Stock that the Subscribers and certain policyholders of the Insurance Company become entitled to receive in the Conversion.

“Present Value of the Redemption Obligation” means the net present value of the stream of payments authorized by TDI (as of the Closing) that must be made by the Insurance Company to comply with the mandatory redemption features of the Insurance Company Preferred Stock issued in the Conversion in full satisfaction of the Refundable Deposit determined on the basis of a constant discount rate of 5.35%.

“Purchase Price” means $33 million, less the Present Value of the Redemption Obligation.

2.9 Surrender of Insurance Company Common Stock.

(a) Exchange Procedures. As soon as practicable after Closing, (i) the holders of Insurance Company Common Stock and Insurance Company Preferred Stock shall be deemed to have surrendered such interests to APSG Parent (or, if applicable, APSG Parent’s designated exchange agent), (ii) upon surrender of Insurance Company Common Stock and Insurance Company Preferred Stock the holder thereof will be entitled to receive, subject to the 180-Day Lock Up, the applicable Merger Consideration, and (iii) the Insurance Company Common Stock and Insurance Company Preferred Stock so surrendered will forthwith be canceled.

(b) Transfers of Ownership. APSG Parent will not issue any APSG Parent Common Shares or other Merger Consideration in any name other than the name of a holder of Insurance Company Common Stock. APSG Parent will not issue any APSG Parent Preferred Shares or other Merger Consideration in any name other than the name of a holder of Insurance Company Preferred Stock.

(c) No Further Ownership Rights in Insurance Company Common Stock. All Merger Consideration will be deemed to have been issued in full satisfaction of all rights pertaining to the Insurance Company Common Stock and Insurance Company Preferred Stock.

2.10 No Fractional Common Shares.

No fractional APSG Parent Common Shares will be issued in the Merger and fractional share interests will not entitle the owner thereof to vote or to any rights of an APSG Parent shareholder. All Shareholders that would be entitled to receive fractional APSG Parent Common Shares will be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the fraction of an APSG Parent Common Share to which such holder would otherwise have been entitled by the Announcement Market Price or the Closing Market Price, as applicable.

2.11 Tax Treatment.

The Parties intend that the Conversion and the Merger will constitute a tax free reorganization under Code Section 368(a).

2.12 Shares of Dissenting Shareholders.

Any Insurance Company Common Stock or Insurance Company Preferred Stock held by a Person properly exercising its dissent or appraisal rights under the Corporate Law (a “ Dissenting Shareholder ”) will be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder under the Corporate Law; except that Insurance Company Common Stock or Insurance Company Preferred Stock outstanding at the Effective Time that a Dissenting Shareholder holds for which, after the Effective Time, such Dissenting Shareholder withdraws its demand to exercise dissenters or appraisal rights or loses its right to exercise dissenters or appraisal rights as provided in the Corporate Law, will be deemed to be converted, as of the Effective Time, into the right to receive the Merger Consideration. The Insurance Company will give APSG Parent (a) prompt notice of any written demands for the exercise of dissenters or appraisal rights, withdrawals of demands for the exercise of dissenters or appraisal rights and any other instruments served under the Corporate Law, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for exercise of dissenters or appraisal rights under the Corporate Law. The Insurance Company will not voluntarily make any payment with respect to any purchase demands and will not, except with APSG Parent’s prior written consent, settle or offer to settle any such demands.

2.13 Taking of Necessary Action; Further Action.

If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Insurance Company, the officers and directors of the Insurance Company and APSG Parent are fully authorized in the name of their respective corporations or otherwise to take, and the Insurance Company and APSG Parent will cause them to take, all such lawful and necessary action.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

CONCERNING THE APSG PARTIES

Each APSG Party represents and warrants to the Insurance Company that the statements contained in this ARTICLE 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this  ARTICLE 3 ).

3.1 Entity Status.

Each APSG Party is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the jurisdiction of its creation, formation or organization. APSG Parent has the requisite power and authority to own or lease its properties and to carry on its business as currently conducted. There is no pending or Threatened Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of any APSG Party.

3.2 Power and Authority; Enforceability.

Each APSG Party has the relevant entity power and authority to execute and deliver each Transaction Document to which it is party, and to perform and consummate the Transactions. Each APSG Party has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is party, the performance of its obligations thereunder, and the consummation of the Transactions, including but not limited to obtaining the necessary Consents by the shareholders and the Board of Directors of the APSG Parent, pursuant to  Section 5.2 . Each Transaction Document to which an APSG Party is party has been duly authorized, executed and delivered by, and is Enforceable against, such APSG Party.

3.3 No Violation.

Except as listed on Schedule 3.3, the execution and delivery of the Transaction Documents to which an APSG Party is party by such APSG Party and the performance and consummation of the Transactions by each APSG Party will not (i) Breach any Law or Order to which such APSG Party is subject or any provision of its Organizational Documents; (ii) Breach any Contract, Order, or Permit to which such APSG Party is a party or by which it is bound or to which any of its assets is subject; (iii) require any Consent, except (A) any applicable filings required under the HSR Act, (B) any SEC, TDI, AID and other filings required to be made by any APSG Party, and (C) any other notifications or filings to or consent from relevant state or federal regulatory agencies.

3.4 Brokers’ Fees.

No APSG Party has Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which any Shareholder could become Liable.

3.5 APSG Merger Sub.

APSG Merger Sub has been formed for the sole purpose of effecting the Merger and, except as contemplated by this Agreement, APSG Merger Sub has not conducted any business activities and does not have any material Liabilities.

3.6 Capitalization.

(a) APSG Parent’s authorized capital stock consists of 20,000,000 APSG Parent Common Shares, of which 2,751,672 shares were issued and outstanding as of May 15, 2006 and zero (0) shares were held in treasury. All of the issued and outstanding APSG Parent Common Shares (i) have been duly authorized, are validly issued, fully paid, and nonassessable, (ii) were issued in compliance with all applicable state and federal securities Laws, and (iii) were not issued in Breach of any Commitments. APSG Parent participates in a previously announced stock repurchase plan through which the APSG Parent can repurchase APSG Parent Common Shares from time to time. Except as otherwise set forth herein and described in APSG Parent’s Form 10-K for the year ended December 31, 2005 filed with the SEC and as issued in the ordinary course of APSG Parent’s business since the date thereof and more particularly set forth in  Schedule 3.6(a) , no Commitments exist with respect to any APSG Parent Common Shares and no such Commitments will arise in connection with the Transactions. There are no Contracts with respect to the voting or transfer of APSG Parent’s capital stock. APSG Parent is not obligated to redeem or otherwise acquire any of its outstanding capital stock.

(b) The APSG Parent Common Shares and the APSG Parent Preferred Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and nonassessable and will be issued in compliance with all applicable federal and state securities Laws and in accordance with an effective registration statement filed with the SEC such that all of such shares shall be fully registered shares subject only to the 180-Day Lock Up.

3.7 SEC Filings.

APSG Parent has timely filed with the SEC any and all reports and other filings required to be filed under the federal securities Laws, and all such reports and other filings required to be filed were made in compliance with the federal securities Laws, were complete and accurate as of the date of such filing with the SEC and, subject to any further filings thereafter made with the SEC, remain complete and accurate.

3.8 Representations Complete.

Except as and to the extent set forth in this Agreement, no APSG Party makes any representations or warranties whatsoever, and each of them hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to the Insurance Company or any Shareholder or their representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Insurance Company or any Shareholder by any director, officer, employee, agent, consultant, or representative of any APSG Party or Affiliate thereof).

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

CONCERNING THE INSURANCE COMPANY

The Insurance Company represents and warrants to APSG Parent that the statements contained in this ARTICLE 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and, except as expressly provided in a representation or warranty, as though the Closing Date were substituted for the date of this Agreement throughout this  ARTICLE 4 ), except as set forth in the Schedules the Insurance Company has delivered to APSG Parent on the date hereof.

4.1 Entity Status.

The Insurance Company is an entity duly created, formed or organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization. The Insurance Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, and has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted and any businesses in which it currently proposes to engage.  Schedule 4.1  lists the directors and officers of the Insurance Company. The Insurance Company has delivered to APSG Parent correct and complete copies of its Organizational Documents, as amended to date. The Insurance Company is not in Breach of any provision of its Organizational Documents. There is no pending or Threatened Action (or Basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of the Insurance Company.

4.2 Power and Authority; Enforceability.

The Insurance Company has the relevant entity power and authority necessary to execute and deliver each Transaction Document to which it is a party and to perform and consummate the Transactions. The Board of Directors of the Insurance Company has taken all action necessary to authorize the execution and delivery of each Transaction Document to which it is a party, the performance of the Insurance Company’s obligations thereunder, and the consummation of the Transactions, and shall prior to the Closing Date undertake Best Efforts to obtain all necessary approvals of the Transactions by TDI, ADI and Subscribers of the Insurance Company, pursuant to Section 5.2. Each Transaction Document to which the Insurance Company is a party has been duly authorized, executed, and delivered by, and is Enforceable against, the Insurance Company.

4.3 No Violation.

Except as listed on Schedule 4.3, the execution and the delivery of the applicable Transaction Documents by the Insurance Company and the performance of its obligations hereunder and thereunder, and consummation of the Transactions by the Insurance Company will not (a) Breach any Law or Order to which the Insurance Company is subject or any provision of the Organizational Documents of the Insurance Company; (b) Breach any Contract, Order, or Permit to which the Insurance Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Encumbrance upon any of its assets); (c) require any Consent, except (i) any applicable filings required under the HSR Act and (ii) any notifications to, filings with, or consent by TDI, AID, and the SEC; or (d) trigger any rights of first refusal, preferential purchase, or similar rights.

4.4 Brokers’ Fees.

The Insurance Company does not have any Liability to pay any compensation to any broker, finder, or agent with respect to the Transactions for which APSG Parent, APSG Merger Sub, or the Insurance Company could become directly or indirectly Liable.

4.5 Subscriber Information.

No one other than the current Subscribers has any voting rights in the Insurance Company of any type or nature whatsoever. Notwithstanding the foregoing, the parties acknowledge that certain policyholders and former Subscribers may obtain interests in the Insurance Company as provided in the Plan of Conversion.

4.6 No Dividends or Distributions.

No dividends or other distributions have been or will be declared or made to the holders of the Insurance Company Common Stock or Insurance Company Preferred Stock, other than payment of the applicable Merger Consideration.

4.7 Records.

The copies of the Insurance Company’s Organizational Documents that were provided to APSG Parent are accurate and complete and reflect all amendments made through the date hereof. The Insurance Company’s minute books and other records made available to APSG Parent for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, such minute books and records contain the true signatures of the persons purporting to have signed them, and such minute books and records contain an accurate record of all actions of the Subscribers, directors, members, managers, or other such representatives of the Insurance Company taken by written consent, at a meeting, or otherwise since formation.

4.8 Financial Statements.

Set forth on Schedule 4.8 are the following financial statements (collectively the “Financial Statements”):

(a) audited statutory financial statements of the Insurance Company as of and for the fiscal years ended December 31, 2005 (the “Most Recent Year End ”), 2004, 2003, 2002 and 2001 prepared in accordance with the statutory accounting principles prescribed by TDI;

(b) unaudited quarterly statutory financial statements (the “Interim Financial Statements”) filed with TDI for each quarter ended prior to the Closing.

The Financial Statements have been prepared in conformity with insurance accounting (“statutory accounting”) practices prescribed or permitted by TDI. Statutory accounting principles are designed primarily to reflect the Insurance Company’s ability to meet obligations to policyholders. The State of Texas has adopted the National Association of Insurance Commissioners statutory accounting practices as the basis of its statutory accounting practices except that it has retained certain prescribed practices.

The Financial Statements have been prepared in accordance with statutory accounting principles prescribed by TDI, as specified above, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Insurance Company as of such dates and the results of operations for such periods, are correct and complete, and are consistent with the books and records of the Insurance Company; provided, however, that the Interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Most Recent Year End, the Insurance Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in the statutory accounting principles prescribed by TDI.

4.9 Subsequent Events.

Except as set forth in Schedule 4.9, since the Most Recent Year End the Insurance Company has operated in the Ordinary Course of Business and, as of the date hereof there have been no events, series of events or the lack of occurrence thereof which, singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Insurance Company. Without limiting the foregoing, since that date, and except as set forth on Schedule 4.9 , none of the following has occurred:

(a) The Insurance Company has not sold, leased, transferred, or assigned any assets other than for a fair consideration in the Ordinary Course of Business and sales of assets not exceeding $10,000 singularly or $25,000 in the aggregate.

(b) The Insurance Company has not entered into any Contract (or series of related Contracts) either involving more than $10,000, except for Contracts for the sale of insurance in the Ordinary Course of Business, or outside the Ordinary Course of Business.

(c) No Encumbrance has been imposed upon any assets of the Insurance Company.

(d) The Insurance Company has not made any capital expenditure (or series of related capital expenditures) involving more than $10,000 individually, $25,000 in the aggregate, or outside the Ordinary Course of Business.

(e) The Insurance Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person involving more than $10,000 singularly, $25,000 in the aggregate, or outside the Ordinary Course of Business.

(f) The Insurance Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any Liability for borrowed money or capitalized lease Contract either involving more than $10,000 individually or $25,000 in the aggregate.

(g) The Insurance Company has not delayed or postponed the payment of accounts payable or other Liabilities either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

(h) The Insurance Company has not canceled, compromised, waived, or released any Action (or series of related Actions) either involving more than $100,000 or outside the Ordinary Course of Business.

(i) The Insurance Company has not granted any Contracts or any rights under or with respect to any Intellectual Property.

(j) There has been no change made or authorized to be made to the Organizational Documents of the Insurance Company, other than as contemplated by the Transactions.

(k) The Insurance Company has not declared, set aside, or paid any dividend or made any distribution with respect to its Equity Interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its Equity Interests.

(l) The Insurance Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its tangible properties.

(m) The Insurance Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees.

(n) The Insurance Company has not entered into any employment, collective bargaining, or similar Contract or modified the terms of any existing such Contract.

(o) The Insurance Company has not committed to pay any bonus or granted any increase in the base compensation (i) of any director or officer, or an employee who is also a Subscriber or an Affiliate of a Subscriber, or (ii) outside of the Ordinary Course of Business, of any of its other employees.

(p) The Insurance Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or similar Contract for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan).

(q) The Insurance Company has not made any other change in employment terms for (i) any officer or employee thereof that is a Subscriber or an Affiliate thereof, or (ii) outside of the Ordinary Course of Business, any of its other directors, officers, or employees.

(r) The Insurance Company has not made or pledged to make any charitable or other capital contribution either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

(s) There has not been any other occurrence, event, incident, action, failure to act, or transaction with respect to the Insurance Company either involving more than $10,000 (individually or in the aggregate) or outside the Ordinary Course of Business.

(t) The Insurance Company has not committed to any of the foregoing.

4.10 Liabilities.

To the Insurance Company’s Knowledge, the Insurance Company does not have any Liability (and there is no Basis for any present or future Action or Order against it giving rise to any Liability), except for (a) Liabilities quantified on the face of the Interim Financial Statements (rather than in any notes thereto) and not heretofore paid or discharged, and (b) Liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, are not material and are of the same character and nature as the Liabilities quantified on the face of the Interim Financial Statements (rather than any notes thereto) none of which results from or relates to any Breach of Contract, Breach of warranty, tort, infringement, or Breach of Law, or arose out of any Action or Order.

4.11 Legal Compliance.

The Insurance Company and its predecessors and Affiliates have complied with all applicable Laws, and no Action is pending or Threatened (and there is no Basis therefor) against it alleging any failure to so comply. No material expenditures are, or based on applicable Law, will be required of the Insurance Company for it and its business and operations to remain in compliance with applicable Law.

4.12 Tax Matters.

Except as set forth in Schedule 4.12, the Insurance Company is not subject to any Liabilities for Taxes, including Taxes relating to prior periods, other than those set forth or adequately reserved against in the Interim Financial Statements or those incurred since the Balance Sheet Date in the Ordinary Course of Business. The Insurance Company has duly filed when due all Tax reports and returns in connection with and in respect of its business, assets, and employees, and has timely paid and discharged all amounts shown as due thereon. The Insurance Company has made available to APSG Parent accurate and complete copies of all of its Tax reports and returns for all periods, except those periods for which returns are not yet due. The Insurance Company has not received any notice of any Tax deficiency outstanding, proposed or assessed against or allocable to it, and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or executed or filed with any Governmental Body any Contract now in effect extending the period for assessment or collection of any Taxes against it. There are no Encumbrances for Taxes upon, pending against or Threatened against, any asset of the Insurance Company. The Insurance Company is not subject to any Tax allocation or sharing Contract.

4.13 Title to and Condition of Assets.

The Insurance Company has no tangible assets of any material amount.

4.14 Intellectual Property.

Except as set forth in Schedule 4.14, the Insurance Company owns, or possesses adequate rights to use, all Intellectual Property used in its business as currently, or as currently proposed to be, conducted. No Consent of any Person is required for the Insurance Company’s interest in such Intellectual Property to continue to be Enforceable by the Insurance Company following the Transactions. The Insurance Company’s use of such Intellectual Property in its business as currently conducted (and the operation of its business) does not and the use of such Intellectual Property by the Insurance Company and its Affiliates after Closing will not, infringe upon any rights any other Person owns or holds.

4.15 Contracts.

Except as otherwise disclosed in Schedule 4.14, Schedule 4.15 lists the following Contracts to which the Insurance Company is a party, as of the date hereof:

(a) Any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum.

(b) Any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Insurance Company, or involve consideration in excess of $10,000.

(c) Any Contract concerning a limited liability company, partnership, joint venture, or similar arrangement.

(d) Any Contract (or group of related Contracts) under which the Insurance Company has created, incurred, assumed, or guaranteed any Liability for borrowed money or any capitalized lease in excess of $10,000, or under which the Contract has imposed or the Insurance Company has suffered to exist an Encumbrance on any of its assets, except for Contracts related to the Refundable Deposit as described under the terms of the TDI Refundable Deposit Order attached hereto as Exhibit H.

(e) Any Contract concerning confidentiality or noncompetition.

(f) Any Contract with any Subscriber or any Affiliates of any Subscriber, other than the Insurance Company.

(g) Any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar Contract for the benefit of its current or former directors, officers, and employees.

(h) Any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits.

(i) Any Contract under which it has advanced or loaned any amount to any of its directors or officers or any Subscriber or, outside the Ordinary Course of Business, to its employees that are not Subscribers or Affiliates of any Subscriber.

(j) Any other Contract (or group of related Contracts) the performance of which involves receipt or payment of consideration in excess of $50,000.

The Insurance Company has delivered to APSG Parent a correct and complete copy of each written Contract (as amended to date) listed in Schedule 4.15  and a written summary setting forth the terms and conditions of each oral Contract referred to in  Schedule 4.15 . To the Insurance Company’s Knowledge, with respect to each such Contract:

(i) the Contract is Enforceable;

(ii) the Contract will continue to be Enforceable on identical terms following the consummation of the Transactions;

(iii) Neither the Insurance Company nor, to the Insurance Company’s Knowledge any counter-party, is in Breach of such Contract, and no event has occurred that with notice or lapse of time would constitute a Breach under the Contract; and

(iv) no party to the Contract has repudiated any provision thereof.

4.16 Receivables.

To the Insurance Company’s Knowledge, all of the Receivables are Enforceable, represent bona fide transactions, arose in the Ordinary Course of Business of the Insurance Company, and are reflected properly in their books and records; all of the Receivables are good and collectible receivables, are current, and will be collected in accordance with past practice and the terms of such Receivables (and in any event within six months following the Closing Date), without set off or counterclaims; and no customer or supplier of the Insurance Company has any Basis to believe that it has or would be entitled to any payment terms other than terms in the Ordinary Course of Business, including any prior course of conduct.

4.17 Powers of Attorney.

There are no outstanding powers of attorney executed on behalf of the Insurance Company, except for the Attorney-in-Fact.

4.18 Insurance.

The Insurance Company has a Directors and Officers Policy with limits of $1,000,000 with retention of $100,000 on certain types of claims. The policy is in force for calendar year 2006. In 1990 the Insurance Company established an Indemnification Trust which provides additional funds in the event of a claim against a Director. Frost Bank serves as trustee and the value of the Trust as of December 31, 2005 was $168,262.

4.19 Litigation.

Schedule 4.19 sets forth each instance in which the Insurance Company (a) is subject to any outstanding Order or (b) is a party, the subject of, or is Threatened to be made a party or the subject of any Action, except for litigation related to professional medical liability in the Ordinary Course of Business. No Action required to be set forth in  Schedule 4.19  questions the Enforceability of this Agreement or the Transactions, or could result in any Material Adverse Change with respect to the Insurance Company, and the Insurance Company has no Basis to believe that any such Action may be brought against the Insurance Company.

4.20 Labor; Employees.

The Insurance Company has two (2) employees, neither of whom are a party to or are bound by any collective bargaining Contract or employment agreement.

4.21 Employee Benefits.

There are no employee benefit plans or arrangements of any type (including plans described in Section 3(3) of ERISA) under which the Insurance Company has or in the future could have directly, or indirectly through a commonly controlled entity (within the meaning of Sections 414(b), (c), (m) and (o) of the Code), any Liability with respect to the Insurance Company’s or commonly controlled entity’s current or former employees.

4.22 Subscribers and Other Insureds.

The APSG Parties have been provided a complete list of all Subscribers and the other Persons covered by insurance policies issued by the Insurance Company as of April 30, 2006.

4.23 Permits.

The Insurance Company possesses all Permits required to be obtained for its businesses and operations. Schedule 4.23 sets forth a list of all such Permits. Except as set forth in  Schedule 4.23 , with respect to each such Permit:

(a) it is valid, subsisting and in full force and effect;

(b) there are no violations of such Permit that would result in a termination of such Permit; and

(c) the Insurance Company has not received notice that such Permit will not be renewed; and

(d) the Transactions will not adversely affect the validity of such Permit or cause a cancellation of or otherwise adversely affect such Permit.

4.24 TDI Refundable Deposit Order.

The TDI Refundable Deposit Order, attached hereto as Exhibit I, is in full force and effect and has not been changed or modified from the form attached and will not be changed or modified prior to Closing except pursuant to the Conversion. The Insurance Company is in full compliance with the TDI Refundable Deposit Order.

4.25 Certain Business Relationships with the Insurance Company.

Except insurance policies issued by the Insurance Company in the Ordinary Course of Business, any Subscriber’s Agreement and Power of Attorney (or similar agreements), service as a member of the Board of Directors or Medical Director of the Insurance Company, or as provided on the list provided to the APSG Parties referred to in  Section 4.22 , no Subscriber or any of its Affiliates has been involved in any business arrangement or relationship with the Insurance Company within the past 12 months, and no Subscriber or any of its Affiliates owns any asset that is used in the Insurance Company’s business.

4.26 Real Property.

The Insurance Company does not own or lease any real property.

4.27 Accuracy of Information Furnished.

No representation, statement, or information contained in this Agreement (including the Schedules) or any Contract or document executed in connection herewith or delivered pursuant hereto or thereto or made available or furnished to APSG Parent or its representatives by the Insurance Company contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the information contained therein not misleading. The Insurance Company has provided APSG Parent with correct and complete copies of all documents listed or described in the Schedules.

4.28 Representations Complete.

Except as and to the extent expressly set forth in this Agreement, neither the Insurance Company nor any Subscriber or other insureds makes any representations or warranties whatsoever (INCLUDING, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) to any APSG Party and each of them hereby disclaims all Liability and responsibility for any representation, warranty, statement, or information not included herein that was made, communicated, or furnished (orally or in writing) to any APSG Party or its representatives (including any opinion, information, projection, or advice that may have been or may be provided to any APSG Party by any director, officer, employee, agent, consultant, or representative of the Insurance Company or Subscriber).

ARTICLE 5.

PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Agreement and the earlier of the Closing and the Termination Date:

5.1 General.

Each Party will use its Best Efforts to take all actions and to do all things necessary, proper, or advisable to consummate, make effective, and comply with all of the terms of this Agreement and the Transactions applicable to it (including satisfaction, but not waiver, of the Closing conditions for which it is responsible or otherwise in control, as set forth in  ARTICLE 6 ).

5.2 Notices and Consents.

(a) The Insurance Company will obtain a written Consent or certified resolutions by the Board of Directors of the Insurance Company approving of the Merger and the Transactions as set forth herein.

(b) The APSG Parent will obtain a Consent by the Board of Directors of the APSG Parent approving of the Merger and the Transactions as set forth herein.

(c) The Insurance Company will (subject to SEC approval of any proxy or joint proxy information that may be used in connection with such a meeting or submission to a vote) call and hold a meeting of its Subscribers as soon as practicable after the date hereof, at which meeting the Board of Directors of the Insurance Company will submit and recommend the Agreement and the Transactions described herein to its Subscribers, and, if the requisite approval is obtained, will undertake promptly to consummate the Merger and the Transactions as set forth herein.

(d) The APSG Parent will (subject to SEC approval of any proxy or joint proxy information that may be used in connection with such a meeting or submission to a vote) call and hold a meeting of its shareholders as soon as practicable after the date hereof, at which meeting the Board of Directors of such APSG Party will, subject to its fiduciary obligations to shareholders, submit and recommend the Agreement and the Transactions described herein to its shareholders, and, if the requisite approval is obtained, will undertake promptly to consummate the Merger and the Transactions as set forth herein.

(e) The Insurance Company will make the necessary notifications to or filings with TDI, AID, the SEC and any other relevant state or federal regulatory agencies, including but not limited to obtaining a No-Action Letter from the SEC stating that the Insurance Company Common Stock and Insurance Company Preferred Stock, issued pursuant to the Conversion, are exempt from registration with the SEC (the “ SEC No-Action Letter ”) and will use its Best Efforts to provide the APSG Parties with all the information needed to make the necessary notifications and filings with the SEC.

(f) Each APSG Party will make notifications to or filings with TDI, AID, the SEC, and any other relevant state or federal regulatory agencies, which are required to be made by any APSG Party in order to consummate the Merger and the Transactions as set forth herein.

(g) The Insurance Company will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents listed on Schedule 4.3 , or that APSG Parent reasonably may otherwise request in connection with the matters referred to in  Section 4.3 .

(h) Each APSG Party will give any notices to third parties, and will use its Best Efforts to obtain any third party Consents listed on Schedule 3.3 , or that the Insurance Company reasonably may otherwise request in connection with the matters referred to in  Section 3.3 .

(i) Each Party will cooperate and use its Best Efforts to agree jointly on a method to overcome any objections by any Governmental Body to the Transactions. Without limiting the foregoing, each Party (i) will file any notification and report forms and related material that such Party may be required to file under the HSR Act, (ii) if requested by APSG Parent, will use their Best Efforts to obtain an early termination of the applicable waiting period, and (iii) will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. APSG Parent and the Insurance Company will bear the cost of the HSR Act filing fee equally. No Party shall be obligated to file a suit or to appeal from any adverse ruling by the Commissioner of TDI or the Commissioner of AID, and neither the APSG Parent nor the Insurance Company shall be obligated to make any material changes in any lawful, good faith management policy in order to gain such approval.

(j) Nothing in this Section 5.2 will require that (i) APSG Parent or its Affiliates divest, sell, or hold separately any of its assets or properties, or (ii) APSG Parent, its Affiliates, or the Insurance Company (the determination with respect to which APSG Parent will make) take any actions that could affect the normal and regular operations of APSG Parent, its Affiliates, or the Insurance Company after the Closing.

5.3 Refundable Deposit.

The Insurance Company’s Refundable Deposit that remains an obligation of the Insurance Company as of April 30, 2006 is equal to the amount set forth on  Schedule 5.3 . To the Insurance Company’s Knowledge, the annual partial pro rata distributions of the Refundable Deposit are not to exceed $200,000, in accordance with the TDI Refundable Deposit Order, and there has been no further approval by the Commissioner of TDI to change this amount. The Insurance Company has met and will continue to meet the conditions set out in the Exhibit A attached to the TDI Refundable Deposit Order regarding the Insurance Company’s plan to make annual partial pro rata distributions of the Refundable Deposit until the TDI Refundable Deposit Order is eliminated or modified in the Conversion.

5.4 Operation of Business.

Except as necessary to consummate the Transactions, the Insurance Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9 . Subject to compliance with applicable Law, from the date hereof until the earlier to occur of the Closing or the Termination Date, the Insurance Company will confer on a regular and frequent basis with one or more representatives of APSG Parent to report on operational matters and the general status of the Insurance Company’s ongoing business, operations and finances and will promptly provide to APSG Parent or its representatives copies of all material filings they make with any Governmental Body during such period.

5.5 No Shop.

The Insurance Company agrees that it has not and will not, directly or indirectly, enter into any agreements, understandings or negotiations with, or solicit, initiate or encourage any inquiries, proposals or offers from, any Person other than the APSG Parties relating to (a) any acquisition or purchase of any assets of the Insurance Company (other than in the ordinary course) or (b) any merger, consolidation or business combination involving the Insurance Company. The Insurance Company will notify the APSG Parent immediately if any Person makes any written proposal, offer, inquiry, or contact with respect to any of the foregoing and the terms of any such proposal, offer, inquiry, or contact.

5.6 Preservation of Business.

The Insurance Company will keep its business and properties substantially intact, including its present operations, physical facilities, and working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

5.7 Full Access.

The Insurance Company will permit representatives of APSG Parent (including financing providers) to have full access to all premises, properties, personnel, books, records, Contracts, and documents pertaining to the Insurance Company and will furnish copies of all such books, records, Contracts, and documents and all financial, operating and other data, and other information as APSG Parent may reasonably request; provided, however, that no investigation pursuant to this  Section 5.7  will effect any representations or warranties made herein or the conditions of the Parties’ obligations to consummate the Transactions.

5.8 Notice of Developments.

The Insurance Company will give prompt written notice to APSG Parent of any development occurring after the date of this Agreement, or any item about which the Insurance Company did not have Knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in  ARTICLE 4 . The Parties acknowledge that the Insurance Company intends to amend its bylaws shortly after the execution of this Agreement and the Insurance Company agrees to promptly deliver such amended bylaws to APSG Parent. APSG Parent will give prompt written notice to the Insurance Company of any development occurring after the date of this Agreement, or any item about which such APSG Party did not have Knowledge on the date of this Agreement, which causes or reasonably could be expected to cause a Breach of any of the representations and warranties in  ARTICLE 3 . No disclosure by any Party pursuant to this  Section 5.8  will be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation or Breach of any representation, warranty, or covenant.

5.9 Confidentiality; Publicity.

Except as may be required by Law, stock exchange or regulation or as otherwise expressly contemplated herein, no Party or their respective Affiliates, employees, agents and representatives will disclose to any Person the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other Party that it may have acquired from such Party in the course of pursuing the Transactions without the prior written consent of the Insurance Company or APSG Parent, as the case may be; provided, however, any Party may disclose any such Confidential Information as follows: (a) to such Party’s Affiliates and its or its Affiliates’ employees, lenders, counsel, or accountants, the actions for which the applicable Party will be responsible; (b) to comply with any applicable Law or Order, provided that prior to making any such disclosure the Party making the disclosure notifies the other Party of any Action of which it is aware which may result in disclosure and uses its Best Efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the Party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession (on a non-confidential basis) of the Party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the Party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the Party making such disclosure on a nonconfidential basis from a source other than a Party or its Affiliates, which source, to the disclosing Party’s Knowledge, is not prohibited from disclosing such information by a legal, Contractual, or fiduciary obligation to the other Party. Notwithstanding the foregoing, APSG Parent may make such public disclosure of the existence of this Agreement, the principal economic terms thereof, and the status with respect to achieving the Closing as it desires; provided, that APSG Parent will consult with the Insurance Company prior to releasing any such public disclosure so that the Insurance Company may notify the Insurance Company’s employees of the Transactions. Neither the Insurance Company nor any of its Affiliates will issue any press release or other public announcement related to this Agreement or the Transactions without APSG Parent’s prior written approval.

5.10 Financial Statements.

On or before June 30, 2006, the Insurance Company will deliver to APSG Parent the following financial statements:

(a) audited balance sheets as of December 31, 2005 and 2004 and the related statements of operations, changes in members’ equity, and cash flows of the Insurance Company for the each of the three year periods ending 2005, 2004 and 2003, prepared in accordance with GAAP;

(b) unaudited balance sheets as of December 31, 2003, 2002 and 2001 and the related statements of operations, changes in member’s equity, and cash flows of the Insurance Company for the each of the periods ending 2002 and 2001, prepared in accordance with GAAP; and

(c) unaudited balance sheets and statements of operations, changes in member’s equity, and cash flows of the Insurance Company for each quarter ended prior to the Closing Date with comparative preceding year financial statements, prepared in accordance with GAAP.

Each of the above have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Insurance Company as of such dates and the results of operations for such periods, are correct and complete, and are consistent with the books and records of the Insurance Company; provided, however, that the  Section 5.10(c)  financial statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Since the Most Recent Year End, the Insurance Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in the statutory accounting principles prescribed by TDI.

ARTICLE 6.

CLOSING CONDITIONS

6.1 Conditions Precedent to Obligation of the APSG Parties.

The APSG Parties’ obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to an APSG Party in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of an APSG Party (regardless of whether the Insurance Company is given notice of any such matter): (i) consummation by the APSG Parties of the Transactions, (ii) any inspection or investigation, if any, of the Insurance Company, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to the Insurance Company, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

(a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 4 and Section 5.10 must have been accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, and except with respect to materiality, as reflected under statutory accounting principles, for purposes of  Section 4.8 , and under GAAP, with respect to Section 5.10 , with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import and except with respect to materiality, as reflected under statutory accounting principles, for purposes of  Section 4.8 , and under GAAP, with respect to Section 5.10 , with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date, without giving effect to any supplements to the Schedules.

(b) Compliance with Obligations. The Insurance Company must have performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

(c) No Material Adverse Change or Destruction of Property. Since the date hereof there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Insurance Company. Without limiting the foregoing, (i) there must have been no Material Adverse Change to the Insurance Company, (ii) there must not have been any action or inaction by a Governmental Body, arbitrator, or mediator which could reasonably be expected to cause a Material Adverse Change to the Insurance Company, and (iii) there must not have been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which event could reasonably be expected to have a Material Adverse Effect on the Insurance Company.

(d) No Adverse Litigation. There must not be pending or Threatened any Action by or before any Governmental Body, arbitrator, or mediator which will seek to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions, or which, in the judgment of APSG Parent, makes it inadvisable to proceed with the Transactions.

(e) Consents. The Insurance Company and APSG Parent must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of the Insurance Company from any Person (i) from whom such Consent is required, including under any Contract listed or required to be listed in  Schedules 4.14 and 4.15 , under the HSR Act or other Law, from AID and TDI, including obtaining all necessary approvals of the Plan of Conversion and from the SEC, including obtaining the SEC No-Action Letter, and  obtaining all necessary shareholder approvals, as applicable,  or (ii) who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law.

(f) Dissenting Shares. The holders of no more than two percent (2%) of either the Insurance Company Common Stock or the Insurance Company Preferred Shares may have exercised their right to dissent from the Merger under the applicable Corporate Law.

(g) Advisory Services Agreement. The Advisory Services Agreement must have been fully executed as of the Closing Date and be in full force and effect.

(h) Tax Assurances. The Insurance Company and APSG Parent must have received reasonable assurances from their tax advisors that, for federal income tax purposes, the Conversion and the Merger qualify as a tax-free reorganization under Section 368(a) of the Code.

6.2 Conditions Precedent to Obligation of the Insurance Company.

The Insurance Company’s obligation to effect the Merger and consummate the other Transactions contemplated to occur in connection with the Closing and thereafter is subject to the satisfaction of each condition precedent listed below. Unless expressly waived pursuant to this Agreement, no representation, warranty, covenant, right, or remedy available to any Shareholder in connection with the Transactions will be deemed waived by any of the following actions or inactions by or on behalf of any Shareholder or the Insurance Company (regardless of whether APSG Parent is given notice of any such matter): (i) consummation by the Insurance Company of the Transactions, (ii) any inspection or investigation, if any, of APSG Parent, (iii) the awareness of any fact or matter acquired (or capable or reasonably capable of being acquired) with respect to APSG Parent, or (iv) any other action, in each case at any time, whether before, on, or after the Closing Date.

(a) Accuracy of Representations and Warranties. Each representation and warranty set forth in ARTICLE 3 must have been accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the date of this Agreement, and must be accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been accurate and complete) as of the Closing Date, as if made on the Closing Date.

(b) Compliance with Obligations. Each APSG Party must have performed and complied with all its covenants and obligations required by this Agreement to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

(c) No Order or Injunction. There must not be issued and in effect any Order restraining or prohibiting the Transactions.

(d) Consents; HSR Act Waiting Period. The Insurance Company must have received Consents to the Transactions and waivers of rights to terminate or modify any rights or obligations of the Insurance Company from any Person (i) from whom such Consent is required under the HSR Act or other Law, from AID and TDI, including obtaining all necessary approvals of the Plan of Conversion and from the SEC, including obtaining the SEC No-Action Letter, and  obtaining all necessary Subscriber approvals  or (ii) who as a result of the Transactions, would have such rights to terminate or modify such Contracts, either by their terms or as a matter of Law.

(e) The Insurance Company must have received the required Consents to the Transactions from TDI, AID, and the SEC, and any applicable waiting period under the HSR Act must have expired or been terminated.

(f) Advisory Services Agreement. The Advisory Services Agreement must have been fully executed as of the Closing Date and be in full force and effect.

(g) Organizational Documents. The Organizational Documents of APSG Merger Sub must be in place and have been completed, executed and filed as applicable.

(h) Elections of Directors. APSG Parent must have elected the directors to the Board of Directors of the APSG Parent as set forth in Section 2.7 .

(i) Tax Assurances. The Insurance Company and APSG Parent must have received reasonable assurances from their tax advisors that, for federal income tax purposes, the Conversion and the Merger qualify as a tax-free reorganization under Section 368(a) of the Code.

ARTICLE 7.

TERMINATION

7.1 Termination of Agreement.

The Parties may terminate this Agreement as provided below:

(a) APSG Parent and the Insurance Company may terminate this Agreement as to all Parties by mutual written consent at any time prior to the Closing.

(b) APSG Parent or the Insurance Company may terminate this Agreement upon delivery of notice if the Closing has not occurred prior to the Expiration Date, provided that the Party delivering such notice will not have caused such failure to close.

(c) APSG Parent may terminate this Agreement by giving written notice to the Insurance Company at any time prior to the Closing if the Insurance Company has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word “material” or words of similar import and  Section 4.8 , in which case such termination rights will arise upon any Breach), which breach has not been cured by the Insurance Company within ten (10) days following written notice to the Insurance Company.

(d) The Insurance Company may terminate this Agreement by giving notice to APSG Parent at any time prior to the Closing if any APSG Party has Breached any representation, warranty, or covenant contained in this Agreement in any material respect (except with respect to materiality for any provisions including the word “material” or words of similar import, in which case such termination rights will arise upon any Breach), which breach has not been cured by APSG Parent within ten (10) days following written notice to APSG Parent.

(e) Either APSG Parent or the Insurance Company may terminate if the Closing Market Price is more than 25% greater than or less than the Announcement Market Price.

(f) Either APSG Parent or, in the event the Insurance Company has not breached Section 5.5 of this Agreement, the Insurance Company, may terminate this Agreement prior to the approval of this Agreement by the shareholders of APSG Parent if (1) the Board of Directors of such Party authorizes such Party to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and such Party notifies the other Party in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (2) the other Party does not make, within three business days of receipt of such written notification of the intention to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, an offer that the Board of Directors of such Party determines, in its good faith judgment is at least as favorable to the Party’s shareholders (or in the case of the Insurance Company, the Subscribers) from a financial point of view as the Superior Proposal, and (3) the terminating Party prior to such termination pays to the other Party in immediately available funds (A) a termination fee of $1,500,000 and (B) an amount equal to all actual out-of-pocket fees and expenses incurred by the non-terminating Party (including, without limitation, the fees and expenses of its counsel, financial advisor, accountants, and financing sources) in connection with this Agreement and the transactions contemplated hereby. The term “ Superior Proposal ” means any bona fide written proposal to effect a merger, consolidation, reorganization, share exchange, recapitalization, acquisition, liquidation, direct or indirect business combination, or other similar transaction as a result of which the shareholders of the Party (or in the case of the Insurance Company, the Subscribers) cease to own at least 50% of the voting ownership interests of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of such Party, which in any such case, is on terms that the Board of Directors of such Party determines in its good faith judgment, taking into account all relevant factors, including any conditions to such proposal, the timing of the closing thereof, the risk of non-consummation, the ability of the Person making the proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to such Party’s shareholders (or in the case of the Insurance Company, the Subscribers) from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by the other Party to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

(g) This Agreement will automatically terminate on the Expiration Date.

7.2 Effect of Termination.

Except for the obligations under Section 5.9, this ARTICLE 7, and ARTICLE 9, if this Agreement is terminated under Section 7.1, then, except as provided in this  Section 7.2 , all further obligations (excluding specifically any remaining obligation to pay any termination fee and reimburse expenses as provided in  Section 7.1(f)  above) of the Parties under this Agreement will terminate. Notwithstanding any provision of this Agreement to the contrary, the Parties acknowledge and agree that the rights of termination pursuant to  Sections 7.1(c)  or  7.1(d)  shall be the sole and exclusive remedies of any Party in the event of a Breach of any representation, warranty, or covenant contained in this Agreement, and no Party shall pursue any legal remedies for Damages in such an event.

ARTICLE 8.

EFFECT OF REPRESENTATIONS AND WARRANTIES

APSG Parent and the Insurance Company acknowledge and agree that the only right resulting from a breach of any of the representations and warranties contained in  ARTICLE 3  or  ARTICLE 4  is the right of the non-breaching party not to close, as set forth in  Sections 6.1(a)  and  6.2(a) . Without limiting the foregoing, APSG Parent and the Insurance Company acknowledge and agree that no Party to this Agreement and no party by or through any Party to this Agreement shall have the right to assert any Action whatsoever as a result of a breach of any of the representations and warranties contained in this Agreement, whether arising at law or equity. All of the representations and warranties will expire at the time of the Closing and have no further force or effect.

ARTICLE 9.

MISCELLANEOUS

9.1 Schedules.

(a) The disclosures in the Schedules, and those in any supplement thereto, relate only to the representations and warranties in the Section or paragraph of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

(b) If there is any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c) Nothing in the Schedules will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Schedules identify the exception with reasonable particularity and describes the relevant facts in reasonable detail.

(d) The mere listing (or inclusion of a copy) of a document or other item in a Schedule will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains to the existence of the document or other item itself).

9.2 Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto and the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the Transactions. There are no third party beneficiaries having rights under or with respect to this Agreement.

9.3 Successors.

All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors. No person or entity not a signatory hereto shall have any rights or claim to any cause of action except as contemplated by this Agreement or the Transactions hereby.

9.4 Assignments.

No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of APSG Parent and (i) before the Closing, the Insurance Company, and (ii) after the Closing, a majority in interest of the Shareholders; provided, however, that APSG Parent may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases APSG Parent nonetheless will remain responsible for the performance of all of its obligations hereunder).

9.5 Notices.

All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder will be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to APSG Parent and after Closing to the Insurance Company:

Attn: Mr. Kenneth Shifrin

1301 Capital of Texas Highway

Austin, TX 78746

Tel: (512) 328-0888

Fax: (512) 314-4398

Copy to (which will not constitute notice):

Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Attn: Tim LaFrey

300 West Sixth Street, Suite 2100

Austin, TX 78703

Tel: (512) 499-6296

Fax: (512) 703-1111

If to the Subscribers and before Closing to the Insurance Company:

Attn: Sharon Stripling

21729 Forest Waters Circle

San Antonio, TX 78266

Tel: (210) 651-9358

Fax: (210) 651- 9374

Copy to (which will not constitute notice):

Graves, Dougherty, Hearon & Moody, P.C.

Attn: Clarke Heidrick

401 Congress Avenue, Suite 2200

Austin, TX 78701

Tel: (512) 480-5600

Fax: (512) 480-5836

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.6 Specific Performance.

Each Party acknowledges and agrees that the other Parties would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise Breached. Accordingly, each Party agrees that the other Parties will be entitled to an injunction or injunctions to prevent Beaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any Action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, subject to Sections 9.7 and 9.11, in addition to any other remedy to which they may be entitled, at Law or in equity.

9.7 Submission to Jurisdiction; No Jury Trial.

(a) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Austin, Texas, in any Action arising out of or relating to this Agreement and agrees that all claims in respect of the Action may be heard and determined in any such court. Each Party also agrees not to bring any Action arising out of or relating to this Agreement in any other court. Each Party agrees that a final judgment in any Action so brought will be conclusive and may be enforced by Action on the judgment or in any other manner provided at Law or in equity. Each Party waives any defense of inconvenient forum to the maintenance of any Action so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

(b) Waiver of Jury Trial. THE PARTIES EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS. The scope of this waiver is intended to be all encompassing of any and all Actions that may be filed in any court and that relate to the subject matter of the Transactions, including, Contract claims, tort claims, breach of duty claims, and all other common Law and statutory claims. The Parties each acknowledge that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each Party further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of an Action, this Agreement may be filed as a written consent to trial by a court.

9.8 Time.

Time is of the essence in the performance of this Agreement.

9.9 Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

9.10 Headings.

The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

9.11 Governing Law.

This Agreement and the performance of the Transactions and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of Law principles.

9.12 Amendments.

The Parties may amend this Agreement by action taken by or on behalf of the respective Boards of Directors of APSG Parent and the Insurance Company at any time prior to the Effective Time. Notwithstanding the foregoing, after the Subscribers approve and adopt this Agreement and the Transactions, no amendment to this Agreement may be made that would reduce the amount of or change the Merger Consideration or otherwise would require the Subscribers to approve such amendment under the Corporate Law, unless the Subscribers approve such amendment in accordance with the applicable Corporate Law. Amendments to this Agreement must be in writing that the Insurance Company and APSG Parties have signed.

9.13 Extensions; Waiver.

(a) At any time prior to the Effective Time, the APSG Parties, on the one hand, and the Insurance Company, on the other, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

(b) No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or Breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

9.14 Severability.

The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Body, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

9.15 Expenses.

Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the Transactions including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

9.16 Construction.

The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached will not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

9.17 Incorporation of Exhibits, Annexes, and Schedules.

The Exhibits, Annexes, Schedules, and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

9.18 Remedies.

Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

9.19 Electronic Signatures.

(a) Notwithstanding the Electronic Signatures in Global and National Commerce Act (15 U.S.C. Sec. 7001 et.seq.), the Uniform Electronic Transactions Act, or any other Law relating to or enabling the creation, execution, delivery, or recordation of any Contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party will be deemed to have executed a Transaction Document or other document contemplated thereby (including any amendment or other change thereto) unless and until such Party shall have executed such Transaction Document or other document on paper by a handwritten original signature or any other symbol executed or adopted by a Party with current intention to authenticate such Transaction Document or such other document contemplated.

(b) Delivery of a copy of a Transaction Document or such other document bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

American Physicians Service Group, Inc.

By:	/s/ Kenneth S. Shifrin
Name:	Kenneth S. Shifrin
Title:	CEO and President

APSG ACQCO, INC.

By:	/s/ Kenneth S. Shifrin
Name:	Kenneth S. Shifrin
Title:	CEO and President

American Physicians Insurance Exchange

By:	/s/ Norris C. Knight, MD
Name:	Norris C. Knight, MD
Title:	Chairman

Signature Page to the Merger Agreement and Plan of Merger

EXHIBIT A

PLAN OF CONVERSION

SEE ANNEX B TO THE JOINT PROXY STATEMENT/PROSPECTUS

EXHIBIT B

FORM OF MERGER CERTIFICATE

CERTIFICATE OF MERGER

OF

APSG ACQCO, INC., a Texas corporation

WITH AND INTO

[AMERICAN PHYSICIANS INSURANCE COMPANY], A TEXAS STOCK INSURANCE COMPANY

Pursuant to the provisions of Chapter 10 of the Texas Business Organizations Code and Chapter 824 of the Texas Insurance Code, APSG ACQCO, Inc. a Texas corporation ( “APSG ACQCO” ), and [American Physicians Insurance Company], a Texas stock insurance company ( “APIC” ), hereby execute and adopt the following Articles of Merger this             day of             , 2006 and certify that:

FIRST: The name and jurisdiction of incorporation of each of the constituent corporations of the merger are:

(a) APSG ACQCO, Inc., a Texas corporation; and

(b) [American Physicians Insurance Company], a Texas stock insurance company; and

SECOND: A plan of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of the laws of the State of Texas and by all action required under the laws of the State of Texas.

THIRD: The name of the surviving corporation is [American Physicians Insurance Company], a Texas stock insurance company.

FOURTH: The Certificate of Formation of APIC will be the Certificate of Formation of the surviving corporation, except that [all references to preferred stock] is to be amended and deleted in its entirety.

FIFTH: The executed plan of merger is on file at 1301 South Capital of Texas Highway, Suite C300, Austin, TX 78746, the address of the principal place of business of the surviving corporation.

SIXTH: A copy of the plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

SEVENTH: The plan of merger has been approved by each of the undersigned corporation in the manner required by the laws of the State of Texas and by the respective Certificate of Formation and Bylaws of each corporation.

EIGHTH: The merger is to become effective on [            , 2006]/[ on the date that these Articles of Merger are issued by the Texas Department of Insurance.

NINTH: The surviving company will be responsible for the payment of all fees and franchise and/or premium taxes and will be obligated to pay such fees and franchise and/or premium taxes if they are not timely paid.

TENTH: The surviving company will be responsible and liable for all the liabilities and obligations, including the rights and obligations under the agreements of the merged corporation.

IN WITNESS WHEREOF, the parties hereto have caused these Articles of Merger to be executed as of the day and year first written above.

[American Physicians Service Group, Inc.]

By:
Name:
Title:

By:
Name:
Title:

APSG ACQCO, INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF THE INSURANCE COMPANY’S CLOSING CERTIFICATE

APIE CLOSING CERTIFICATE

We certify that we are the duly elected, qualified, and acting Secretary and Chairman, respectively, of American Physicians Insurance Exchange, a Texas reciprocal and inter-insurance exchange (“ APIE ”), and that, as such, we are familiar with the facts herein certified and are duly authorized to certify the same and do hereby certify, on behalf of APIE, subject to the fact that, as required pursuant to Chapter 942 of the Texas Insurance Code, substantially all of APIE’s day-to-day operations have been, and at all time prior to the Conversion will be, managed by an attorney-in-fact, as follows:

1. Attached as Exhibit A is a true, correct, and complete copy of APIE’s Bylaws, as amended, which are in full force and effect as of today.

2. Attached as Exhibit B is a true, correct, and complete copy of the resolutions of APIE’s Board of Directors approving the Transactions. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

3. Attached as Exhibit C is a true, correct, and complete copy of the certificate of authority for APIE, issued by the Texas Department of Insurance.

4. Attached as Exhibit D is a true, correct, and complete copy of a certificate of good standing for APIE regarding APIE’s tax account status, issued by the Texas Comptroller of Public Accounts.

5. We have carefully reviewed the Merger Agreement and Plan of Merger dated as of June     , 2006, by and among American Physicians Services Group, Inc., a Texas corporation, and APSG ACQCO, INC., a Texas corporation and a wholly-owned subsidiary of APSG, and APIE (the “ Merger Agreement ”), and the schedules and exhibits thereto.

6. To our knowledge, each representation and warranty set forth in Article 4 and Section 5.10 of the Merger Agreement was accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties were accurate and complete) as of the date of the Merger Agreement, and is accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties are accurate and complete) as of the date hereof, as if made on the date hereof.

7. To our knowledge, APIE has performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

8. To our knowledge, since the date of the Merger Agreement there has been no event, series of events, or the lack of occurrence thereof which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect on APIE. Without limiting the foregoing, (i) there has not been any Material Adverse Change to APIE, (ii) there has not been any action or inaction by a Governmental Body, arbitrator or mediator which could reasonably be expected to cause a Material Adverse Change to APIE, and (iii) there has not been any fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for damage resulting therefrom) which event could reasonably be expected to have a Material Adverse Effect on APIE.

9. To our knowledge, there is no pending or Threatened Action by or before any Governmental Body, arbitrator, or mediator which seeks to restrain, prohibit, invalidate, or collect Damages arising out of the Transactions.

10. The Secretary of APIE has examined the signatures of APSG’s chairman signing the Merger Agreement, and the exhibits and other documents delivered in connection therewith, and such signatures are his true signature. As of the date hereof (and the date of such signatures), the chairman is (was) the duly elected, qualified and acting chairman of APIE, holding the office specified beside his name.

11. This Certificate is being delivered on APIE’s behalf pursuant to the Merger Agreement.

12. Undefined capitalized terms herein are defined in the Merger Agreement.

[signature page follows]

IN WITNESS WHEREOF, I have executed this certificate on June     , 2006.

By:
Printed Name:
Title: Secretary

By:
Printed Name:
Title: Chairman

Signature Page to the APIE Certificate

EXHIBIT D

FORM OF THE APSG PARTIES’ OFFICERS’ CERTIFICATE

APSG OFFICERS’ CERTIFICATE

We certify that we are the duly elected, qualified, and acting President and Chief Executive Officer and Secretary and Chief Financial Officer, respectively, of American Physicians Service Group, Inc., a Texas corporation ( “APSG” ), and that, as such, we are familiar with the facts herein certified and are duly authorized to certify the same and do hereby certify, on behalf of APSG and APSG ACQCO, INC., a Texas corporation and a wholly-owned subsidiary of APSG ( “APSG Merger Sub” ), as follows:

1. Each of us has carefully reviewed the Merger Agreement and Plan of Merger dated as of June             , 2006, by and among APSG, APSG Merger Sub and American Physicians Insurance Exchange, a Texas reciprocal and inter-insurance exchange (the  “Merger Agreement” ), and the schedules and exhibits thereto.

2. Each representation and warranty set forth in Article 3 of the Merger Agreement was accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties were accurate and complete) as of the date of the Merger Agreement, and is accurate and complete in all material respects (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties are accurate and complete) as of the date hereof, as if made on the date hereof.

3. APSG has performed and complied with all of its covenants to be performed or complied with at or prior to Closing (singularly and in the aggregate) in all material respects.

4. There is no Order issued and in effect restraining or prohibiting the Transactions.

5. This Certificate is being delivered on APSG’s behalf pursuant to the Merger Agreement.

6. Undefined capitalized terms herein are defined in the Merger Agreement.

IN WITNESS WHEREOF, we have executed this certificate on             , 2006.

By:
Printed Name:	Kenneth S. Shifrin
Title:	President and Chief Executive Officer

By:
Printed Name:	William H. Hayes
Title:	Secretary and Chief Financial Officer

EXHIBIT E

FORM OF THE APSG PARTIES’ SECRETARY’S CERTIFICATE

APSG SECRETARY’S CERTIFICATE

I certify that I am the duly elected, qualified, and acting Secretary of American Physicians Service Group, Inc., a Texas corporation (“APSG”), and that, as such, I am familiar with the facts herein certified and am duly authorized to certify the same and do hereby certify, on behalf of APSG and APSG ACQCO, INC., a Texas corporation and a wholly-owned subsidiary of APSG (“ APSG Merger Sub ”), as follows:

1. Attached as Exhibit A is a true, correct, and complete copy of APSG’s Articles of Incorporation, certified by the Secretary of State of Texas, which are in full force and effect as of today.

2. Attached as Exhibit B is a true, correct, and complete copy of APSG’s Bylaws, as amended, which are in full force and effect as of today.

3. Attached as Exhibit C is a true, correct, and complete copy of the resolutions of APSG’s Board of Directors approving the Transactions. Such resolutions have not been rescinded or modified in any way, and are in full force and effect on the date hereof.

4. Attached as Exhibit D is a true, correct, and complete copy of a recent certificate of existence and good standing for APSG, issued by the Secretary of State of Texas.

5. I have examined the signatures of APSG’s officers signing the Merger Agreement and Plan of Merger dated as of June     , 2006, by and among APSG, APSG Merger Sub and American Physicians Insurance Exchange, a Texas reciprocal and inter-insurance exchange (the  “Merger Agreement” ), and the exhibits and other documents delivered in connection therewith, and such signatures are their true signatures. As of the date hereof (and the date of such signatures), such officers are (were) duly elected, qualified and acting officers of APSG, holding the office specified beside their names.

6. This Certificate is being delivered on APSG’s behalf pursuant to the Merger Agreement.

7. Undefined capitalized terms herein are defined in the Merger Agreement.

IN WITNESS WHEREOF, I have executed this certificate on             , 2006.

By:
Printed Name:	William H. Hayes
Title:	Secretary and Chief Financial Officer

EXHIBIT F

[REPLACED BY EXHIBIT F TO

THE AMENDMENT TO MERGER AGREEMENT AND PLAN OF MERGER]

EXHIBIT G

[REPLACED BY EXHIBIT G TO

THE AMENDMENT TO MERGER AGREEMENT AND PLAN OF MERGER]

EXHIBIT H

TDI REFUNDABLE DEPOSIT ORDER

Texas Department of Insurance

General Counsel and Chief Clerk, Mail Code 113-2A

333 Guadalupe • P. O. Box 149104, Austin, Texas 78714-9104

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

The Commissioner of Insurance, as the chief administrative and executive officer and custodian of records of the Texas Department of Insurance has delegated to the undersigned the authority to certify the authenticity of documents filed with or maintained by or within the custodial authority of the Office of the General Counsel and Chief Clerk of the Texas Department of Insurance.

Therefore, I hereby certify that the attached document is a true and correct copy of the document described below. I further certify that the document described below is filed with or maintained by or within the custodial authority of the Office of the General Counsel and Chief Clerk of the Texas Department of Insurance.

The certified document consists of complete copy of:

Official Order No. 05-0874 of the Commissioner of Insurance of the State of Texas, dated October 11, 2005 consisting of nine (9) pages;

Subject considered:

Application for Authorization to Return Subscriber Deposits

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

AMENDED ORDER

APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS

This certification does not include records relevant to an inquiry, if any, by the Texas Department of Insurance’s Insurance Fraud Unit which are confidential pursuant to Tex. Ins. Code art. §701.151, §5(a) and an Op. Tex. Att’y Gen. No. OR95-1536 (1995).

IN TESTIMONY WHEREOF, witness my hand and seal of office at Austin, Texas, this

12th day of October A.D. 2005

MIKE GEESLIN COMMISSIONER OF INSURANCE

By:	/s/ Judy Woolley
Judy Woolley
Deputy Chief Clerk
Texas Department of Insurance

OFFICIAL ORDER

OF THE

COMMISSIONER OF INSURANCE

of the

STATE OF TEXAS

AUSTIN, TEXAS

Date: OCT 11 2005

Subject Considered:

Application for Authorization to Return Subscriber Deposits.

AMERICAN PHYSICIANS INSURANCE EXCHANGE Austin, Texas

AMENDED ORDER APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS

General remarks and official action taken:

On this day, the Commissioner of Insurance considered the application of AMERICAN PHYSICIANS INSURANCE EXCHANGE, Austin, Texas, (“AMERICAN PHYSICIANS”), for approval to make a partial distribution of subscriber deposits in an amount not to exceed $250,000 and for approval of its plan to make annual pro rata partial distributions of subscriber deposits.

Jurisdiction

The Commissioner of Insurance has jurisdiction over this matter, pursuant to TEX. INS. CODE ANN. § 942.155 (formerly art. 19.06), which provides that an exchange shall maintain at all times an unencumbered surplus over and above all liabilities that is at least equal to the minimum capital stock and surplus required of a stock insurance company engaged in the same kinds of business and that such exchange shall maintain at all times the reserves required by the laws of this state or by rules adopted by the Commissioner of Insurance (including 28 TEX. ADMIN. CODE § 7.410, Minimum Risk-Based Capital and Surplus Requirements for Property/Casualty Insurers), as well as TEX. INS. CODE ANN. arts. 1.32 and 21.28-A. The Commissioner has authority to dispose of these matters as set forth in TEX. INS. CODE ANN. § 36.104, TEX. Gov’t CODE ANN. § 2001.56, and 28 TEX. ADMIN. CODE § 1.47.

Waiver

AMERICAN PHYSICIANS acknowledges the existence of certain procedural rights related to the issuance of this Consent Order, including issuance and service of notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, review by the Texas Department of Insurance, and judicial review, as provided for in TEX. INS. CODE ANN. Ch. 36, and TEX. Gov’t CODE ANN. Ch. 2001. And, by the signature of its authorized representative on this Order, AMERICAN PHYSICIANS expressly acknowledges the Commissioner’s jurisdiction in this matter and waives each and every one of these procedural rights. AMERICAN PHYSICIANS elects to informally settle this matter under TEX. INS. CODE ANN. § 36.104, TEX. Gov’t CODE ANN. § 2001.056, and 28 TEX. ADMIN. CODE § 1.47, stipulates to the Findings of Fact and Conclusions of Law contained in this Order, and agrees to the entry of this Order.

2

Findings of Fact

Based on information provided by AMERICAN PHYSICIANS, and with AMERICAN PHYSICIANS’ agreement, the Commissioner makes the following Findings of Fact:

1.

AMERICAN PHYSICIANS is a reciprocal exchange holding a license under TEX. INS. CODE ANN. Ch. 942, authorizing the Company to engage in the business of insurance in the State of Texas;

2.

AMERICAN PHYSICIANS is not currently in hazardous financial condition, as contemplated by TEX. INS. CODE ANN. § 1.32 or § 21.28-A;

3.

AMERICAN PHYSICIANS requires each subscriber to sign a subscriber’s agreement before being eligible to purchase insurance;

4.

between 1976 and 1993, the subscriber deposit agreement required each subscriber to make a refundable deposit to AMERICAN PHYSICIANS; AMERICAN PHYSICIANS provided a subscriber’s certificate that detailed each subscriber’s right to a refund and set out the following conditions;

a.

the subscriber cannot be an active policyholder;

b.

there must be a minimum period of 24 months from the date of deposit;

c.

AMERICAN PHYSICIANS must have minimum surplus as approved by its board of director and in excess of amounts specified in agreements reached with respective departments of insurance in which AMERICAN PHYSICIANS is licensed; and

d.

the refundable interest shall be calculated at annualized simple rates with interest compounded annually;

5.

between 1993 and 2003, the subscriber deposit agreement required a non-refundable deposit; the current subscriber agreement does not require a deposit;

6.

as of September 30, 2003, AMERICAN PHYSICIANS reported $11,468,727 in refundable subscriber deposits;

7.

if AMERICAN PHYSICIANS were required to refund subscriber deposits immediately and in full, it would no longer comply with the financial requirements set out in the Texas Insurance Code and Title 28 of the Texas Administrative Code;

8.

in 1989, AMERICAN PHYSICIANS developed and presented a plan for partial refunds eligible subscriber deposits, establishing minimum surplus requirements before refunds could be made. The Commissioner signed off on the plan indicating his approval. In 1990, the Commissioner extended approval of the plan for partial refunds and provided that AMERICAN PHYSICIANS could make no refund that would reduce surplus below $5,000,000. AMERICAN PHYSICIANS sought and received the Commissioner’s approval to make partial pro rata distributions to eligible subscribers in 1989, 1990, 1995, and 1999, and made these distributions in accordance with the Commissioner’s approval; AMERICAN PHYSICIANS sought but did not receive the Commissioner’s approval in 1992, and, therefore, did not make a distribution in 1992;

3

9.

In 2004, AMERICAN PHYSICIANS submitted a request to make an additional partial pro rata distribution not to exceed a total of $250,000 in 2004 and also submitted an up-dated plan seeking approval to make partial pro rata distributions each year after 2004, which the Commissioner approved;

10.

The Commissioner entered Official Order No. 04-0856, Consent Order Approving Partial Pro Rata Distribution and Approving Plan to Distribute Subscriber Deposits; and

11.

AMERICAN PHYSICIANS has submitted an application to issue or reissue previously approved refunds or partial refunds that were inadvertently omitted or sent to the wrong address and an up-dated plan seeking approval to expand its authority to make partial pro rata distributions each year; the up-dated plan is attached to this Order as Exhibit A and incorporated herein by reference as if fully set out.

Conclusions of Law

Based upon the foregoing Findings of Fact, the Commissioner makes the following Conclusions of Law:

1.

the Commissioner has jurisdiction over this matter under TEX. INS. CODE ANN. §§ 942.155, 942.156, 822.203, 822.210, and 36.104, TEX. ADMIN. CODE § 7.410, and TEX. Gov’t CODE ANN. § 2001.056; and

2.

the Commissioner has authority to informally dispose of this matter under TEX. INS. CODE ANN. § 36.104, TEX. GOV’T CODE ANN. § 2001.056, and 28 TEX. ADMIN. CODE § 1.47.

Based upon the Findings of Fact and Conclusions of Law, the Department recommends approval of AMERICAN PHYSICIANS’ application to make annual partial pro rata distributions not to exceed $200,000 without further approval of the Commissioner, provided AMERICAN PHYSICIANS meets the conditions set out in the attached Exhibit A.

The Commissioner, THEREFORE, ORDERS that AMERICAN PHYSICIANS’ application to issue or reissue previously approved refunds or partial refunds that were inadvertently omitted or sent to the wrong address be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS’ application for approval of its up-dated plan to make annual partial pro rata distributions, as described in the attached Exhibit A be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS apply for and obtain the Commissioner’s approval before making any distribution of subscriber deposits that does not comply with the terms of this Order.

The approval is effective on and after the date of this Order.

MIKE GEESLIN COMMISSIONER OF INSURANCE

By:	/s/ Betty Patterson
Betty Patterson, CPA, CFE
Senior Associate Commissioner
The Financial Program
Commissioner’s Order No. 01-0665

4

Recommended by:

/s/ Edward P. Roush
Edward P. Roush, Analyst Financial Analysis and Examinations

Reviewed by:

/s/ Angel Garrett
Angel Garrett, Supervising Analyst Financial Analysis and Examinations

5

Agreed and consented to by American Physicians Insurance Exchange on October 6 2005:

By:	/s/ Maury L. Magids
Maury L. Magids

President,
APMC Insurance Services, Inc.
Attorney-In-Fact for
American Physicians Insurance Exchange

6

APIE PLAN FOR PARTIAL AND FULL REFUND OF SUBSCRIBER DEPOSITS

A.

Partial Refund Program:

1.

All former subscribers with refundable deposits will participate in the partial refund program on a consistent and prorata basis.

2.

All partial refunds of subscriber deposits from the exchange shall be subject to the Commissioner’s prior written approval and the approval of the APIE Board of Directors.

3.

APIE can make partial refunds in the aggregate amount of $200,000 in each year without prior approval of the Commissioner if the following criteria are met:

a.

The refund is approved by the APIE Board of Directors.

b.

APIE would be in compliance with all applicable law, before and after the refund is issued, including risk-based capital requirements.

c.

The refund is made only from earned surplus of APIE.

d.

The amount to be distributed must not cause a significant reduction in APIE’s total adjusted capital for risk-based capital purposes.

e.

All former subscribers with a refundable deposit would have the right to participate in the refund.

4.

APIE will distribute a minimum of $50.00 to each subscriber. APIE will also calculate an additional pro rata amount to add to each subscriber’s distribution. This additional amount will be based on the difference between $200,000 and the total of all minimum $50.00 distributions to former subscribers eligible to receive a partial refund.

5.

APIE may seek the Commissioner’s approval to make total distributions in excess of $200,000, if the conditions set out in paragraph A(3) above are met:

6.

If the death of a former subscriber occurs after termination of the policy, APIE will offer the estate a one-time settlement of the deposit account of 50% of the remaining refundable deposit or allow the estate to participate in partial refunds until the full deposit has been paid through partial refunds.

B.

Full Refund Program:

1.

APIE will make a full refund of refundable deposits on-hand only to an individual who is a current subscriber/insured at the time coverage is terminated and only when the first four criteria listed under paragraph A(3) above are met. To qualify for a full refund, the reason for termination must be based on one of the following conditions:

a.

The subscriber/insured is retiring completely from the practice of medicine at the time of termination; or

b.

The reason for termination of the insured’s policy is the death of the subscriber/insured; or,

c.

The reason for termination of the insured’s policy is the total disability of the subscriber/insured.

7

2.

For all subscriber/insureds who have refundable deposits on-hand with APIE at the time of termination but do not meet one of the criteria above, then the partial refund program will apply.

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

Maury L. Magids personally appear before me, the undersigned notary public, and stated the following after being sworn:

1. “My name is Maury L. Magids. I am of sound mind, am capable of making this statement, and am personally acquainted with the facts stated herein.

2. “I am the President of American Physicians Insurance Exchange, which is licensed in the State of Texas. As an officer and Attorney-In-Fact, I am authorized to make this statement, and I agree to and execute this Consent Order on behalf of American Physicians Insurance Exchange.

3. “American Physicians Insurance Exchange agrees with and consents to the issuance and service of the foregoing Consent Order by the Texas Commissioner of Insurance.”

/s/ Maury L. Magids
Maury L. Magids

SWORN TO AND SUBSCRIBED before me, the undersigned authority, by Maury L. Magids, the President of American Physicians Insurance Exchange on this 6th day of October 2005.

s/ Georgia Lynn Porcher
Signature of Notary Public

Georgia Lynn Porcher
Printed Name of Notary Public
Notary Public in and for the State of Texas
My Commission Expires:8-26-2006

8

Texas Department of Insurance

General Counsel and Chief Clerk, Mail CODE 113-2A

333 Guadalupe • P.O. Box 149104, Austin, Texas 78714-9104

STATE OF TEXAS	§
§
COUNTY OF TRAVIS	§

The Commissioner of Insurance, as the chief administrative and executive officer and custodian of records of the Texas Department of Insurance has delegated to the undersigned the authority to certify the authenticity of documents filed with or maintained by or within the custodial authority of the Office of the Chief Clerk of the Texas Department of Insurance, excluding records relevant to an inquiry, if any, by the Texas Department of Insurance’s Insurance Fraud Unit.

Therefore, I hereby certify that the attached document is a true and correct copy of the document described below. I further certify that the document described below is filed with or maintained by or within the custodial authority of the Office of the Chief Clerk of the Texas Department of Insurance.

The certified document consists of complete copy of:

Official Order No. 04-0856 of the Commissioner of Insurance

of the State of Texas, September 3, 2004

consisting of five (5) pages;

Subject considered:

Application for Authorization to Return Subscriber Deposits

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

CONSENT ORDER APPROVING PARTIAL PRO RATA DISTRIBUTION AND

APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS

This certification does not include records relevant to an inquiry, if any, by the Texas Department of Insurance’s Insurance Fraud Unit, which are confidential pursuant to TEX. Ins. CODE art. 1.10D, §5(a) and an Op. TEX. Att’y Gen. No. OR95-1536 (1995).

IN TESTIMONY WHEREOF, witness my hand and seal of office at Austin, Texas, this

29th day of October A.D. 2004

JOSE MONTEMAYOR COMMISSIONER OF INSURANCE

By:	/s/ Judy Woolley
Judy Woolley
Deputy Chief Clerk
Texas Department of Insurance

OFFICIAL ORDER

of the

COMMISSIONER OF INSURANCE

of the

STATE OF TEXAS

AUSTIN, TEXAS

Date: SEP 03 2004

Subject Considered:

Application for Authorization to Return Subscriber Deposits

AMERICAN PHYSICIANS INSURANCE EXCHANGE

Austin, Texas

CONSENT ORDER APPROVING PARTIAL PRO RATA DISTRIBUTION AND

APPROVING PLAN TO DISTRIBUTE SUBSCRIBER DEPOSITS.

General remarks and official action taken:

On this day, the Commissioner of Insurance considered the application of AMERICAN PHYSICIANS INSURANCE EXCHANGE, Austin, Texas, (“A MERICAN  P HYSICIANS ”), for approval to make a partial distribution of subscriber deposits in an amount not to exceed $250,000 and for approval of its plan to make annual pro rata partial distributions of subscriber deposits.

Jurisdiction

The Commissioner of Insurance has jurisdiction over this matter, pursuant to TEX. INS. CODE ANN. § 942.155 (formerly art. 19.06), which provides that an exchange shall maintain at all times an unencumbered surplus over and above all liabilities that is at least equal to the minimum capital stock and surplus required of a stock insurance company engaged in the same kinds of business and that such exchange shall maintain at all times the reserves required by the laws of this state or by rules adopted by the Commissioner of Insurance (including 28 T EX . A DMIN . C ODE  § 7.410, Minimum Risk-Based Capital and Surplus Requirements for Property/Casualty Insurers), as well as T EX . I NS . C ODE  A NN . arts. 1.32 and 21.28-A. The Commissioner has authority to dispose of these matters as set forth in T EX . I NS . C ODE  A NN . § 36.104, T EX . G OV ’ T  C ODE  A NN . § 2001.56, and 28 T EX . A DMIN . C ODE  § 1.47.

Waiver

AMERICAN PHYSICIANS acknowledges the existence of certain procedural rights related to the issuance of this Consent Order, including issuance and service of notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, review by the Texas Department of Insurance, and judicial review, as provided for in T EX . I NS . C ODE  A NN . Ch. 36, and T EX . G OV ’ T  C ODE  A NN . Ch. 2001. And, by the signature of its authorized representative on this Order, A MERICAN  P HYSICIANS  expressly acknowledges the Commissioner’s jurisdiction in this matter and waives each and every one of these procedural rights. A MERICAN  P HYSICIANS  elects to informally settle this matter under T EX . I NS . C ODE  A NN . § 36.104, T EX . G OV ’ T  C ODE  A NN . § 2001.056, and 28 T EX . A DMIN . C ODE  § 1.47, stipulates to the Findings of Fact and Conclusions of Law contained in this Order, and agrees to the entry of this Order.

2

Findings of Fact

Based on information provided by AMERICAN PHYSICIANS, and with AMERICAN PHYSICIANS’ agreement, the Commissioner makes the following Findings of Fact:

1.

AMERICAN PHYSICIANS is a reciprocal exchange holding a license under TEX. INS. CODE ANN. Ch. 942, authorizing the Company to engage in the business of insurance in the State of Texas;

2.

AMERICAN PHYSICIANS is not currently in hazardous financial condition, as contemplated by TEX. INS. CODE ANN. § 1.32 or § 21.28-A;

3.

AMERICAN PHYSICIANS requires each subscriber to sign a subscriber’s agreement before being eligible to purchase insurance;

4.

between 1976 and 1993, the subscriber deposit agreement required each subscriber to make a refundable deposit to AMERICAN PHYSICIANS; A MERICAN  P HYSICIANS  provided a subscriber’s certificate that detailed each subscriber’s right to a refund and set out the following conditions:

a.

the subscriber cannot be an active policyholder;

b.

there must be a minimum period of 24 months from the date of deposit;

c.

AMERICAN PHYSICIANS must have minimum surplus as approved by its board of directors and in excess of amounts specified in agreements reached with respective departments of insurance in which A MERICAN  P HYSICIANS  is licensed; and

d.

the refundable interest shall be calculated at annualized simple rates with interest compounded annually;

5.

between 1993 and 2003, the subscriber deposit agreement required a non-refundable deposit; the current subscriber agreement does not require a deposit;

6.

as of September 30, 2003, AMERICAN PHYSICIANS reported $11,468,727 in refundable subscriber deposits;

7.

if AMERICAN PHYSICIANS were required to refund subscriber deposits immediately and in full, it would no longer comply with the financial requirements set out in the Texas Insurance Code and Title 28 of the Texas Administrative Code;

3

8.

in 1989, AMERICAN PHYSICIANS developed and presented a plan for partial refunds eligible subscriber deposits, establishing minimum surplus requirements before refunds could be made. The Commissioner signed off on the plan indicating his approval. In 1990, the Commissioner extended approval of the plan for partial refunds and provided that A MERICAN  P HYSICIANS  could make no refund that would reduce surplus below $5,000,000. A MERICAN  P HYSICIANS  sought and received the Commissioner’s approval to make partial pro rata distributions to eligible subscribers in 1989, 1990, 1995, and 1999, and made these distributions in accordance with the Commissioner’s approval; A MERICAN P HYSICIANS  sought but did not receive the Commissioner’s approval in 1992, and, therefore, did not make a distribution in 1992;

9.

AMERICAN PHYSICIANS has submitted a request to make an additional partial pro rata distribution not to exceed a total of $250,000 in 2004;

10.

AMERICAN PHYSICIANS would still be in compliance with TEX. INS. CODE ANN. 942.155 after making the proposed partial pro rata distribution not to exceed $250,000 in 2004; and

11.

AMERICAN PHYSICIANS has also submitted an up-dated plan seeking approval to make partial pro rata distributions each year after 2004; the up-dated plan is attached to this Order as Exhibit A and incorporated herein by reference as if fully set out.

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Conclusions of Law

Based upon the foregoing Findings of Fact, the Commissioner makes the following Conclusions of Law:

1.

the Commissioner has jurisdiction over this matter under TEX. INS. CODE ANN. §§ 942.155, 942.156, 822.203, 822.210, and 36.104, TEX. A DMIN . C ODE  § 7.410, and T EX . G OV ’ T  C ODE  A NN . § 2001.056; and

2.

the Commissioner has authority to informally dispose of this matter under TEX. INS. CODE ANN. § 36.104, TEX. GOV’T CODE ANN. § 2001.056, and 28 T EX . A DMIN . C ODE  § 1.47.

Based upon the Findings of Fact and Conclusions of Law, the Department recommends approval of AMERICAN PHYSICIANS’ application to make a partial pro rata distribution not to exceed $250,000 in 2004 as well as A MERICAN  P HYSICIANS ’ application to make annual partial pro rata distributions not to exceed $200,000 without further approval of the Commissioner, provided A MERICAN  P HYSICIANS  meets the conditions set out in the attached Exhibit A.

The Commissioner, THEREFORE, ORDERS that AMERICAN PHYSICIAN’S application for approval to make a partial distribution of subscriber deposits not to exceed $250,000 in 2004 be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS’ application for approval of its up-dated plan to make annual partial pro rata distributions, as described in the attached Exhibit A be, and is, approved.

The Commissioner FURTHER ORDERS that AMERICAN PHYSICIANS apply for and obtain the Commissioner’s approval before making any distribution of subscriber deposits that does not comply with the terms of this Order.

The approval is effective on and after the date of this Order.

JOSE MONTEMAYOR COMMISSIONER OF INSURANCE

By:	/s/ BETTY PATTERSON
BETTY PATTERSON
SENIOR ASSOCIATE COMMISSIONER
FINANCIAL PROGRAM
COMMISSIONER’S ORDER NO. 01-0665

RECOMMENDED BY:

/S/ EDWARD P. ROUSH
EDWARD P. ROUSH, ANALYST FINANCIAL ANALYSIS AND EXAMINATIONS

REVIEWED BY:

/s/ ANGEL GARRETT
ANGEL GARRETT, SUPERVISING ANALYST FINANCIAL ANALYSIS AND EXAMINATIONS

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APIE PLAN FOR PARTIAL AND FULL

REFUND OF SUBSCRIBER DEPOSITS

A.

Partial Refund Program:

1.

All former subscribers with refundable deposits will participate in the partial refund program on a consistent and prorata basis.

2.

All partial refunds of subscriber deposits from the exchange shall be subject to the Commissioner’s prior written approval and the approval of the APIE Board of Directors.

3.

APIE can make partial refunds in the aggregate amount of $200,000 in each year without prior approval of the Commissioner if the following criteria are met:

a.

The refund is approved by the APIE Board of Directors.

b.

APIE would be in compliance with all applicable law, before and after the refund is issued, including risk-based capital requirements.

c.

The refund is made only from earned surplus of APIE.

d.

The amount to be distributed must not cause a significant reduction in APIE’s total adjusted capital for risk-based capital purposes.

e.

All former subscribers with a refundable deposit would have the right to participate in the refund.

4.

APIE will distribute a minimum of $50.00 to each subscriber. APIE will also calculate an additional pro rata amount to add to each subscriber’s distribution. This additional amount will be based on the difference between $200,000 and the total of all minimum $50.00 distributions to former subscribers eligible to receive a partial refund.

5.

APIE may seek the Commissioner’s approval to make total distributions in excess of $200,000, if the conditions set out in paragraph A(3) above are met.

6.

If the death of a former subscriber occurs after approval of this Plan, APIE will offer the estate a one-time settlement of the deposit account of 50% of the remaining refundable deposit or allow the estate to participate in partial refunds until the full deposit has been paid through partial refunds.

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B.

Full Refund Program:

1.

APIE will make a full refund of refundable deposits on-hand only to an individual who is a current subscriber/insured at the time coverage is terminated and only when the first four criteria listed under paragraph A(3) above are met. To qualify for a full refund, the reason for termination must be based on one of the following conditions:

a.

The subscriber/insured is retiring completely from the practice of medicine at the time of termination; or

b.

The reason for termination of the insured’s policy is the death of the subscriber/insured; or

c.

The reason for termination of the insured’s policy is the total disability of the subscriber/insured.

2.

For all subscriber/insureds who have refundable deposits on-hand with APIE at the time of termination but do not meet one of the criteria above, then the partial refund program will apply.

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EXHIBIT I

ADVISORY SERVICES AGREEMENT

SEE ANNEX E TO THE JOINT PROXY STATEMENT/PROSPECTUS

AMENDMENT TO MERGER AGREEMENT

AND

PLAN OF MERGER

This Amendment to Merger Agreement and Plan of Merger (this “Amendment”) amends that certain Merger Agreement and Plan of Merger (the “Merger Agreement” ) by and among American Physicians Service Group, Inc., APSG ACQCO, Inc. and American Physicians Insurance Exchange dated June 1, 2006.

R E C I T A L S:

Each parties’ Board of Directors believes it is in its and its prospective owners’ best interests to amend the Merger Agreement as set forth in this Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made each APSG Party and the Insurance Company agree as follows:

1. Definitions.

A. Unless otherwise specifically defined in this Amendment, capitalized terms shall have the definitions set forth in the Merger Agreement.

B. The definition of “Expiration Date” in Article I of the Merger Agreement is hereby amended to mean March 31, 2007.

2. Charter and Bylaws. The Certificate of Formation of the Insurance Company attached to the Merger Agreement as Exhibit F is hereby deleted and replaced in its entirety with the Certificate of Formation attached as  Exhibit F  to this Amendment. Furthermore, the Amended and Restated Bylaws of the Insurance Company attached to the Merger Agreement as  Exhibit G  are hereby deleted and replaced in their entirety with the Amended and Restated Bylaws attached as  Exhibit G  to this Amendment. Except for the substitution of these exhibits,  Section 2.6  of the Merger Agreement shall remain in full force and effect in accordance with its terms.

3. Effect on Capital Stock. Section 2.8 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

2.8 Effect on Capital Stock.

At the Effective Time, because of the Merger and without any action on the part of APSG Parent, APSG Merger Sub or the Insurance Company:

(a) Conversion of Insurance Company Preferred Stock. Each share of Insurance Company Preferred Stock issued pursuant to the Conversion and outstanding immediately prior to the Effective Time will be converted into, and exchanged for, a like number of shares of APSG Parent Preferred Shares. The APSG Parent Preferred Shares will have the same redemption and dividend provisions as the Insurance Company Preferred Stock. There will not be any certificates issued to represent the outstanding Insurance Company Preferred Stock in the Conversion, and the holders of Insurance Company Preferred Stock, at the Effective Time of the Merger, will cease to have any rights with respect to the Insurance Company Preferred Stock except the right to receive APSG Parent Preferred Shares. Immediately following the Effective Time, APSG will be the holder of all of the issued and outstanding Insurance Company Preferred Stock.

(b) Conversion of Insurance Company Common Stock. Subject to Sections 2.10 and 2.12, each share of Insurance Company Common Stock issued pursuant to the Conversion and outstanding immediately prior to the Effective Time will be converted into, and exchanged for, the number of APSG Parent Common Shares equal to the Exchange Ratio. There will not be any certificates issued to represent the outstanding Insurance Company Common Stock in the Conversion, and the holders of Insurance Company Common Stock, at the Effective Time of the Merger, will cease to have any rights with respect to the Insurance Company Common Stock except the right to receive: (i) the APSG Parent Common Shares as determined herein and (ii) cash in lieu of fractional APSG Parent Common Shares under Section 2.10 , in each case without interest (together with the APSG Parent Preferred Shares, collectively, the  “Merger Consideration” ). Immediately following the Effective Time, APSG will be the holder of all of the issued and outstanding Insurance Company Common Stock.

(c) Rights Associated with Insurance Company Common Stock and Insurance Company Preferred Stock. Since there will not be any certificates issued to represent the outstanding Insurance Company Common Stock or Insurance Company Preferred Stock, the holders of Insurance Company Common Stock and Insurance Company Preferred Stock will have only the right to receive their respective Merger Consideration.

(d) Certain Additional Definitions. For this Agreement the following terms will have the indicated meanings:

“Announcement Exchange Ratio” means (a) the quotient of (i) the Purchase Price divided by (ii) the Announcement Market Price; divided by (b) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $9 million (making the Purchase Price $30 million), the Announcement Market Price is $14.28 per share, and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Announcement Exchange Ratio would be 0.210 APSG Parent Common Shares for every share of Insurance Company Common Stock issued in the Conversion, as follows:

($30,000,000)	÷ 10,000,000 = 0.210
$14.28

“Announcement Market Price” means the average closing market prices of APSG Parent Common Shares on the National Association of Securities Dealers Automated Quotation System, as reported in The Wall Street Journal, for the twenty (20) consecutive trading days immediately prior to the close of the full business day immediately prior to the date this Agreement is fully executed by all of the Parties and announced to the public by appropriate SEC filings and the issuance of the mutually agreed upon press release, which price is $14.28 per share.

2

“Closing Exchange Ratio” means the Announcement Exchange Ratio; provided, however, that in the event the Closing Market Price is more than 115% of the Announcement Market Price or is less than 85% of the Announcement Market Price, the Closing Exchange Ratio shall equal:

(i) if the Closing Market Price is more than 115% of the Announcement Market Price, the Closing Exchange Ratio shall equal (A) the quotient of (i) the Purchase Price multiplied by 115% divided by (ii) the Closing Market Price; divided by (B) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $9 million (making the Purchase Price $30 million), the Announcement Market Price is $14.28 per share, the Closing Market Price is $17.14 per share and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Closing Exchange Ratio would be 0.201 APSG Parent Common Shares for every share of Insurance Company Common Stock issued in the Conversion, as follows:

($30,000,000 x 115%	)	÷ 10,000,000 = 0.201
$17.14

(ii) if the Closing Market Price is less than 85% of the Announcement Market Price, the Closing Exchange Ratio shall equal (A) the quotient of (i) the Purchase Price multiplied by 85% divided by (ii) the Closing Market Price; divided by (B) the Insurance Company Common Equity. For instance, and purely by way of example, if the Present Value of the Redemption Obligation is $9 million (making the Purchase Price $30 million), the Announcement Market Price is $14.28 per share, the Closing Market Price is $11.42 per share and the Insurance Company Common Equity resulting from the Conversion is 10 million shares, then the Closing Exchange Ratio would be 0.223 APSG Parent Common Shares for every share of Insurance Company Common Stock issued in the Conversion, as follows:

($30,000,000 x 85%	)	÷ 10,000,000 = 0.223
$11.42

“Closing Market Price” means the average closing market prices of APSG Parent Common Shares on the National Association of Securities Dealers Automated Quotation System, as reported in The Wall Street Journal, for the twenty (20) consecutive trading days immediately prior to the close of the full business day immediately prior to the Closing Date.

“Insurance Company Common Equity” means the aggregate number of shares of Insurance Company Common Stock that the Subscribers and certain policyholders of the Insurance Company become entitled to receive in the Conversion.

“Present Value of the Redemption Obligation” means the net present value of the stream of payments authorized by TDI (as of the Closing) that must be made by the Insurance Company to comply with the mandatory redemption features of the Insurance Company Preferred Stock issued in the Conversion in full satisfaction of the Refundable Deposit determined on the basis of a constant discount rate of 5.35%.

“Purchase Price” means $39 million, less the Present Value of the Redemption Obligation.

4. Due Authorization. Each of the Parties represents and warrants to the other Parties that it has the relevant entity power and authority to execute and deliver this Amendment and has taken all necessary action to authorize the execution and delivery of this Amendment.

5. Merger Agreement. Except as specifically amended hereby, the Merger Agreement shall remain binding and enforceable in accordance with its terms.

[signature page follows]

3

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 25th day of August, 2006.

American Physicians Service Group, Inc.

By:	/s/ Kenneth S. Shifrin
Name:	Kenneth S. Shifrin
Title:	CEO and President

APSG ACQCO, INC.

By:	/s/ Kenneth S. Shifrin
Name:	Kenneth S. Shifrin
Title:	CEO and President

American Physicians Insurance Exchange

By:	/s/ Norris C. Knight, MD
Name:	Norris C. Knight, MD
Title:	Chairman of the Board

Signature Page to the Amendment to Merger Agreement and Plan of Merger

4

EXHIBIT F

CERTIFICATE OF FORMATION OF APIC

EXHIBIT F

ARTICLES OF INCORPORATION

OF

AMERICAN PHYSICIANS INSURANCE COMPANY

In connection with the conversion (the “Conversion”) of American Physicians Insurance Exchange (the “Corporation”) from a Texas reciprocal and inter-insurance exchange to a Texas stock property and casualty insurance company, the Corporation (i) has elected to adopt the Business Organizations Code of the State of Texas (the “ TBOC ”), in accordance with Section 402.003 thereof and, (ii) hereby, files this Articles of Incorporation of the Corporation (this “ Articles ”) in accordance with the applicable provisions of the Texas Insurance Code (the “ Insurance Code ”).

ARTICLE I

NAME AND TYPE OF ENTITY

The name of the entity is American Physicians Insurance Company. The Corporation is a Texas stock property and casualty insurance company.

ARTICLE II

CONVERSION

By converting from a reciprocal and inter-insurance exchange to a stock property and casualty insurance company and by duly executing and filing these Articles, the Corporation ceases to be organized as a reciprocal and inter-insurance exchange under the applicable provisions of the Insurance Code and is, as of the date hereof and hereafter, organized as a stock property and casualty insurance company under the applicable provisions of the Insurance Code.

ARTICLE III

PURPOSE

The purpose of the Corporation shall be (i) to write fire, allied lines coverages, hail (growing crops only), rain, inland marine, ocean marine, aircraft liability, aircraft physical damage, workers’ compensation and employer’s liability, employer’s liability, auto liability, auto physical damage, liability lines other than automobile, fidelity and surety, glass, burglary and theft, forgery, boiler and machinery, credit, livestock, and any and all other forms of insurance against hazards or risks of every kind and description which may lawfully be the subject of insurance except life insurance, accident and health insurance, endowment insurance, and contracts for the payment of annuities; (ii) to accept and to cede reinsurance of any such risks or hazards; and (iii) to engage in any lawful act or activity for which corporations may be organized under the Texas Insurance Code and the Texas Business Organizations Code.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Shares. The Corporation shall be authorized to issue Ten Million and Twenty-Five Thousand (10,025,000) shares of stock, consisting of (i) Ten Million and Ten Thousand (10,010,000) Common Shares with a par value of One Dollar ($1.00) each (the “ Common Shares ”), and (ii) Fifteen Thousand (15,000) Preferred Shares with a par value of One Dollar ($1.00) each (the “ Preferred Shares ”), amounting in the aggregate to Ten Million and Twenty-Five Thousand Dollars ($10,025,000), of which shares there shall always be issued, outstanding, and fully paid at least fifty percent (50%) of the aggregate par value of the shares authorized to be issued. The Corporation shall also have at all times at least One Million Dollars ($1,000,000) in capital and One Million Dollars ($1,000,000) in surplus, as required by Section 822.054 of the Texas Insurance Code.

Section 4.2 Common Shares.

(a) The holders of Common Shares shall be entitled to one vote for each such share on each matter properly submitted to the shareholders on which the holders of Common Shares are entitled to vote. Notwithstanding the foregoing the holders of Common Shares shall be entitled to one vote per holder (and shall not be entitled to one vote per share) with respect to the approval of the acquisition of the Corporation by American Physicians Services Group, Inc. through the statutory merger of APSG ACQCO, INC. with and into the Corporation. Except as otherwise provided by law or these Articles, at any annual or special meeting of the shareholders the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the shareholders.

(b) Subject to the rights of the holders of Preferred Shares, the holders of Common Shares shall be entitled to receive such dividends and other distributions when, as and if declared thereon by the Board of Directors (the “ Board ”) from time to time out of any assets or funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary winding-up or termination of the Corporation, after payment or provision for payment of the debts, liabilities and obligations of the Corporation and subject to the rights of the holders of Preferred Shares in respect thereof, the holders of Common Shares shall be entitled to receive all the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of Common Shares held by them.

Section 4.3 Preferred Shares.

(a) General.

The Preferred Shares shall consist of a series designated as the Series A Redeemable Preferred Stock (hereinafter referred to as the “Series A Redeemable Preferred Stock ”). Each share of Series A Redeemable Preferred Stock shall be identical in all respects with the other shares of the Series A Redeemable Preferred Stock subject to the provisions of  Sections 4.3(e)(v) and 4.3(e)(vi) .

The number of authorized shares of the Series A Redeemable Preferred Stock shall initially be Fifteen Thousand (15,000) which number may from time to time be increased (but not above the total number of authorized Preferred Shares) or decreased (but not below the number of shares of the Series A Redeemable Preferred Stock then outstanding) by resolution of the Board. Series A Redeemable Preferred Stock may be issued in fractions of a share. Shares of Series A Redeemable Preferred Stock redeemed or purchased by the Corporation shall be cancelled and shall revert to authorized but unissued Preferred Shares, undesignated as to series.

Shares of Series A Redeemable Preferred Stock shall be non-certificated shares. The record holders of the shares of the Series A Redeemable Preferred Stock, the number of shares of the Series A Redeemable Preferred Stock held thereby, and the total number of outstanding shares of the Series A Redeemable Preferred Stock shall be recorded in the stock books of the Corporation.

Shares of Series A Redeemable Preferred Stock may not be sold or transferred to, or encumbered by, any person, but shall be subject to redemption in accordance with these Articles.

2

(b) Dividends; No Preemptive Rights.

The shareholders in whose name such Series A Redeemable Preferred Stock is registered in the stock books of the Corporation (the “ holders ”) shall be entitled to receive, out of funds legally available for such purpose, dividends which shall accrue at the rate of 3.00% per annum of the Redemption Price of such stock and shall compound annually, payable upon: (i) liquidation as provided in  Section 4.3(c)(i)  or (ii) a redemption pursuant to Section 4.3(d)(i) or Section 4.3(d)(ii). Dividends shall be payable in cash to the holders entitled to the Liquidation Payment or Redemption payment, as the case may be. Dividends in arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on a date not more than sixty (60) nor less then ten (10) days preceding the payment date thereof, as may be fixed by the Board. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Series A Redeemable Preferred Stock which may be in arrears. Dividends on each share of Series A Redeemable Preferred Stock shall be cumulative and shall accrue beginning the third (3 rd ) calendar day following the date of issuance. The date on which the Corporation initially issues any share of Series A Redeemable Preferred Stock shall be its issue date, regardless of the number of times transfer of such shares is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such shares. No dividends may be paid with respect to any shares of Corporation Common Shares unless all accrued dividends have been paid at some point within the last twelve (12) months with respect to all shares of Series A Redeemable Preferred Stock.

The holders of shares of the Series A Redeemable Preferred Stock shall not be entitled to any preemptive or subscription right in respect of any securities of the Corporation.

(c) Liquidation.

In the event of any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, each holder of Series A Redeemable Preferred Stock shall be entitled to receive an amount in cash equal to the Redemption Price of the shares of the Series A Redeemable Preferred Stock owned of record by such holder, plus accrued dividends (the “ Liquidation Payment ”) before any distribution is made to holders of Common Shares (and any other class or series of shares of the Corporation hereafter authorized over which the Series A Redeemable Preferred Stock has preference or priority in the distribution of assets on any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation) upon any such liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation. If, upon any liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation, or proceeds thereof, distributable among the holders of the then outstanding shares of the Series A Redeemable Preferred Stock and the holders of any shares of capital stock ranking on a parity with the Series A Redeemable Preferred Stock with respect to any distribution of assets upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all such preferential amounts payable to such holders, then all such assets and proceeds of the Corporation thus distributable shall be distributed among the holders of Series A Redeemable Preferred Stock and the holders of such capital stock so ranking on a parity with the Series A Redeemable Preferred Stock ratably in proportion to the respective aggregate amounts otherwise payable with respect thereto.

For the purposes of this Section 4.3(c), neither the voluntary sale, lease, conveyance, exchange or transfer of all or substantially all the property or assets of the Corporation (whether for cash, shares of stock, securities or other consideration), nor the consolidation or merger of the Corporation with one or more other entities, shall be deemed to be a liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation, unless such voluntary sale, lease, conveyance, exchange or transfer shall be in connection with a plan of liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation.

3

After the payment in cash to the holders of shares of the Series A Redeemable Preferred Stock of the full amount of the Liquidation Payment with respect to outstanding shares of the Series A Redeemable Preferred Stock, (1) the holders of such shares shall cease to be shareholders with respect to such shares, (2) such shares shall no longer be deemed to be outstanding on the books of the Corporation and (3) such holders shall have no interest in or claim against the Corporation or any of the remaining assets of the Corporation.

 (d) Redemption.

Subject to Section 4.3(e)(v), at any time, the Corporation, at its option, may redeem outstanding shares of the Series A Redeemable Preferred Stock, in whole or in part, in accordance with  Section 4.3(e)  (each, an “ Optional Redemption ”).

Subject to Section 4.3(e), the Corporation shall redeem, by the end of each fiscal year of the Corporation during which there are shares of the Series A Redeemable Preferred Stock outstanding, a number of shares of the Series A Redeemable Preferred Stock outstanding on such redemption date with an aggregate Redemption Price equal to $1 million (each, a “ Mandatory Redemption ”), in accordance with  Section 4.3(e) . Notwithstanding the foregoing, the Corporation shall redeem all remaining outstanding shares of Series A Redeemable Preferred Stock on or before December 31, 2016. The Corporation’s obligations under this  Section 4.3(d)  shall not be affected by any Optional Redemption.

The Series A Redeemable Preferred Stock shall not be redeemable except as set forth in Sections 4.3(d)(i) or 4.3(d)(ii) above.

(e) Terms of Redemption. Any Optional Redemption or Mandatory Redemption (each, a “Redemption”) shall be effected in the manner and with the effect set forth in this  Section 4.3(e) .

The redemption price (the “Redemption Price”) payable in respect of Series A Redeemable Preferred Stock redeemed pursuant to a Redemption shall be $1,000 per share, adjusted accordingly for fractions of a share.

The redemption price for any Redemption shall be paid in cash.

The Corporation shall give notice of any Optional Redemption by mail, postage prepaid, not less than twenty (20) days nor more than sixty (60) days prior to the date fixed for such redemption, to each holder of record of the shares of the Series A Redeemable Preferred Stock to be redeemed appearing on the stock books of the Corporation as of the date of such notice at the address of said holder shown therein. Such notice to any holder shall state the redemption date; the number of shares to be redeemed and, if less than all outstanding shares are to be redeemed, the number (and the identification) of shares to be redeemed from such holder; the Redemption Price; and the procedure for receiving payment of the Redemption Price therefor (including, the place at which the shareholders may obtain payment of the Redemption Price). Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder receives such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of shares of the Series A Redeemable Preferred Stock to be redeemed shall not affect the validity of the proceedings for the redemption of any other shares of the Series A Redeemable Preferred Stock.

4

If notice of Redemption of shares of the Series A Redeemable Preferred Stock to be redeemed on a redemption date shall have been duly given, then upon such redemption date (if on or before such redemption date all funds in cash necessary for redemption of such shares shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of such shares, so as to be and continue to be available therefor), (1) the holders of such shares shall cease to be shareholders with respect to such shares, (2) such shares shall no longer be deemed to be outstanding on the books of the Corporation, and (3) such holders shall have no interest in or claim against the Corporation with respect to such shares except only the right to receive from the Corporation the amount payable on redemption thereof, without interest (or, in the case of such deposit, from such bank or trust company the funds so deposited, without interest). Any funds so deposited in a bank or trust company and unclaimed at the end of two (2) years from the date fixed for redemption shall, to the extent permitted by law, be repaid to the Corporation upon its request, after which the holders of such shares shall look only to the Corporation for payment thereof.

Any Redemption shall be affected only out of funds legally available for such purpose. If on any date the Corporation is required to redeem any shares of the Series A Redeemable Preferred Stock pursuant to a Mandatory Redemption and does not have sufficient funds legally available to redeem all such shares on such date, the Corporation shall use any funds that are legally available to redeem such portion of all such shares pro rata (as nearly as may be) on such redemption date as such funds are sufficient therefor and shall redeem the remaining shares of the Series A Redeemable Preferred Stock (required to be redeemed pursuant to such Mandatory Redemption) on the earliest practicable date(s) next following the day on which the Corporation shall first have funds legally available for the redemption of such shares.

If less than all of the outstanding shares of the Series A Redeemable Preferred Stock are to be redeemed pursuant to any Optional Redemption or Mandatory Redemption, the shares of the Series A Redeemable Preferred Stock to be redeemed shall be determined pro rata (as nearly as may be, with adjustments to equalize for any prior Redemption that was not precisely pro rata) among all holders of Series A Redeemable Preferred Stock, according to the respective number of shares of the Series A Redeemable Preferred Stock held by such holders.

Upon any Redemption of shares of the Series A Redeemable Preferred Stock, the shares of the Series A Redeemable Preferred Stock so redeemed shall be cancelled and shall revert to authorized but unissued Preferred Shares, undesignated as to series, and the number of Preferred Shares that the Corporation shall have authority to issue shall not be decreased by such Redemption.

In any case where any redemption date shall not be a business day, then (notwithstanding any other provision of these Articles) payment of redemption price need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the redemption date;  provided ,  however , that no interest shall accrue on such amount of redemption price for the period from and after such redemption date.

If on any date any Mandatory Redemption required to be effected on or prior to such date by Section 4.3(d)(ii) or Section 4.3(d)(iii), respectively, (without giving effect to  Section 4.3(e)(v) ) shall not have been effected, the Corporation shall not on such date, directly or indirectly, redeem, purchase, or otherwise acquire for value, or set apart money for any discharge, any sinking or other similar fund for the redemption or purchase of, any shares of any class or series of stock of the Corporation ranking on a parity with Series A Redeemable Preferred Stock upon liquidation (complete or partial), dissolution or winding up of the affairs of the Corporation (except for shares of the Series A Redeemable Preferred Stock redeemed pursuant to the second sentence of  Section 4.3(e)(v) ).

5

(f) Voting. The holders of shares of the Series A Redeemable Preferred Stock shall not be entitled to vote on any matters, including without limitation, any matters described in Articles 4.03 or 5.01 — 5.20 of the Texas Business Corporation Act (“ TBCA ”) or any matters which are a “fundamental action” or a “fundamental business transaction” under the TBOC, as either may hereafter be amended from time to time.

(g) No Other Rights. The shares of the Series A Redeemable Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional, or other special rights, nor shall there be any qualifications, limitations or restrictions of any powers, designations, preferences or rights of such shares, other than as set forth herein or as may be provided by law.

ARTICLE V

PRINCIPAL PLACE OF BUSINESS

The principal place of business of this Corporation is in the City of Austin, Travis County, Texas. All of the Corporation’s accounts and records shall be maintained at its principal place of business or at such other location determined by its Board, with the prior approval of the Texas Department of Insurance.

ARTICLE VI

DIRECTORS

The number of directors constituting the Board shall be no less than seven (7), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are duly elected and qualified are as follows:

Name	Address
Freddie L. Contreras, M.D.	1002 Texas Blvd., Suite 406 Texarkana, Texas 75501

Thomas Eades, M.D.	1303 McCullough, #300 San Antonio, Texas 78212

Gregory M. Jackson, M.D.	5307 Broadway San Antonio, Texas 78209

Norris C. Knight, Jr., M.D.	1002 Texas Boulevard, Suite 407 Texarkana, Texas 75501

William J. Peche, M.D.	311 Camden, Suite 403 San Antonio, Texas 78215

Lawrence S. Pierce, M.D.	1105 Central Expressway North, #380 Allen, Texas 75013

Richard S. Shoberg, Jr., M.D.	3705 Medical Parkway, Suite 570 Austin, Texas 78705

Duane K. Boyd, Jr.	8700 Silver Hill Lane Austin, Texas 78759

Michael L. Green, Jr., M.D.	119 Weston Lane Southlake, Texas 76092

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ARTICLE VII

ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

Any action required to be taken at any annual or special meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Liability. No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for an act or omission in such person’s capacity as a director of the Corporation, except to the extent such limitation or elimination of liability is not permitted by applicable law, as the same exists or hereafter may be changed. If applicable law is hereafter changed to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its shareholders shall be limited or eliminated to the fullest extent permitted by applicable law, as so changed. Any repeal or amendment of this  Section 8.1 by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of these Articles inconsistent with this  Section 8.1 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 8.2 Indemnification.

(a) Each person who was or is a respondent or defendant, or is threatened to be made a respondent or defendant, or testifies or otherwise participates, in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding (any of the foregoing hereinafter called a “ proceeding ”), whether or not by or in the right of the Corporation, because such person is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another foreign or domestic corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, association, proprietorship, trust, employee benefit plan, other enterprise or other organization (hereinafter a “ Covered Person ”) shall be indemnified by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be changed, against all judgments (including arbitration awards), court costs, penalties, excise and similar taxes, fines, settlements, reasonable attorneys’ fees and other expenses (all of the foregoing hereinafter called “ expenses ”) actually incurred by such person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent or similar functionary and shall inure to the benefit of his or her heirs, executors and administrators.

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The right to indemnification conferred by this  Section 8.2  shall be a contract right and shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition upon receipt by the Corporation of a written affirmation by the Covered Person of the Covered Person’s good faith belief that the person has met the standard of conduct necessary for indemnification under the TBOC or the TBCA and a written undertaking by or on behalf of the person to repay all amounts so advanced if it shall be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person has not met that standard or that indemnification of the Covered Person against expenses incurred by such person in connection with that proceeding is prohibited by the TBOC or the TBCA.

(b) The rights conferred on any Covered Person by this Section 8.2 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, these Articles, the bylaws of the Corporation, an agreement, vote of shareholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of these Articles inconsistent with this  Section 8.2 , will, unless otherwise required by law, be prospective only (except to the extent such amendment, change in law or adoption permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

ARTICLE IX

SHAREHOLDER VOTE ON CERTAIN MATTERS

Except as otherwise provided in these Articles, the vote of shareholders required for approval of any action for which the TBOC or the TBCA requires a shareholder vote, shall, if a greater vote of shareholders is provided for by the TBOC or TBCA, instead be the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, unless any class or series of shares is entitled to vote as a class thereon, in which event the vote required shall be the affirmative vote of the holders of a majority of the outstanding shares within each class or series of shares entitled to vote thereon as a class and a majority of the outstanding shares otherwise entitled to vote thereon. Notwithstanding the foregoing, the holders of share of the Series A Redeemable Preferred Stock shall not be entitled to vote on any matters, including without limitation, any matters described in Articles 4.03 or 5.01 — 5.20 of the TBCA or any matters which are a “fundamental action” or a “fundamental business transaction” under the TBOC, as either may hereafter be amended from time to time.

ARTICLE X

BYLAWS; AMENDMENT OF ARTICLES

Section 10.1 Bylaws. The Board is authorized to adopt the Amended and Restated Bylaws of the Corporation (the “Bylaws”), to amend or repeal the Bylaws or to adopt new Bylaws, subject to any limitations that may be contained in such Bylaws.

Section 10.2 Amendment of Articles. To the maximum extent permitted by the Section 21.155 of the TBOC or Article 2.13 of the TBCA, the Board is vested with the authority to amend these Articles, including without limitation the authority to establish series of unissued shares of any class by fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in these Articles.

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ARTICLE XI

COMMENCEMENT OF BUSINESS

The Corporation will not commence doing business until it has received for the issuance of its shares consideration of at least One Million Dollars ($1,000,000) in capital and One Million Dollars ($1,000,000) in surplus, paid in cash, with not less than fifty percent of the authorized shares being fully subscribed and paid for.

ARTICLE XII

TERM

This Corporation shall exist for a term which shall be perpetual.

ARTICLE XII

REGISTERED AGENT AND REGISTERED ADDRESS

The address of the registered office of the Corporation is 1021 Main Street, Suite 1150, Houston, Texas, 77002, and the name of the initial registered agent at such address is CT Corporation System.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Incorporation to be executed by its                                         ,                                         , on the             day of                         , 2006.

AMERICAN PHYSICIANS INSURANCE COMPANY

By:
Name:
Title:

S-1

EXHIBIT G

AMENDED AND RESTATED BYLAWS OF APIC

EXHIBIT G

AMENDED AND RESTATED BYLAWS

AMERICAN PHYSICIANS INSURANCE COMPANY

AMENDED AND RESTATED BYLAWS

AMERICAN PHYSICIANS INSURANCE COMPANY

A Texas Insurance Corporation

PREAMBLE

These bylaws are subject to, and governed by, Chapter 822 of the Texas Insurance Code, the Texas Business Organizations Code and the Articles of Incorporation of American Physicians Insurance Company (the “Corporation”). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the Texas Insurance Code or the provisions of the Articles of Incorporation of the Corporation, such provisions of the Texas Insurance Code or the Articles of Incorporation of the Corporation, as the case may be, will be controlling.

ARTICLE ONE: OFFICES

1.01 Registered Office and Agent. The registered office of the Corporation within the State of Texas will be located at either (a) the principal place of business of the Corporation in the State of Texas or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Texas.

1.02 Other Offices. The Corporation may, in addition to its registered office in the State of Texas, have such other offices and places of business, both within and without the State of Texas, as the board of directors of the Corporation may from time to time determine or as the business and affairs of the Corporation may require. The principal place of business of this Corporation shall be in the City of Austin, Travis County, Texas. All of the Corporation’s books and records shall be maintained at its principal place of business in the City of Austin, Travis County, Texas, or at such other location determined by the board of directors; provided, however, if the Corporation’s books and records are moved out-of-state, prior notice to the Texas Department of Insurance is required.

ARTICLE TWO: SHAREHOLDERS

2.01 Annual Meetings. An annual meeting of shareholders of the Corporation shall be held on or before April 30th during each calendar year at such time as shall be designated by the board of directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and, if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting. At such meeting, the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.02 Special Meetings. A special meeting of the shareholders may be called at any time by the president, the board of directors, or the holders of not less than ten percent of all shares entitled to vote at such meeting. Only business within the purpose or purposes described in the notice of special meeting may be conducted at such special meeting.

2.03 Place of Meetings. The annual meeting of shareholders may be held at any place within or without the State of Texas designated by the board of directors. Special meetings of shareholders may be held at any place within or without the State of Texas designated by the person or persons calling such special meeting as provided in Section 2.02 above. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.04 Notice. Except as otherwise provided by law, written or printed notice stating the place, day, and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting.

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2.05 Voting List. At least ten days before each meeting of shareholders, the secretary shall prepare a complete list of shareholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each shareholder and the number of voting shares held by each shareholder. For a period of ten days prior to such meeting, such list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder during usual business hours. Such list shall be produced at such meeting, and at all times during such meeting shall be subject to inspection by any shareholder. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list.

2.06 Voting of Shares. Treasury shares, shares of the Corporation’s own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation’s own Stock held by the Corporation in a fiduciary capacity shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without transfer of such shares into his name so long as such shares form a part of the estate served by him and are in the possession of such estate. Shares held by a trustee may be voted by him, either in person or by proxy, only after the shares have been transferred into his name as trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without transfer of such shares into his name if authority to do so is contained in the court order by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until they have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote such shares. The holders of shares of the Corporation’s Series A Redeemable Preferred Stock shall not be entitled to vote on any matters, including without limitation, any matters described in Articles 4.03 or 5.01 through 5.20 of the Texas Business Corporation Act, or any matters which are a “fundamental action” or a “fundamental business transaction” under the Texas Business Organizations Code, as either may hereinafter be amended from time to time.

2.07 Quorum. The holders of at least fifty-one percent (51%) of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by law, the Articles of Incorporation, or these bylaws. If a quorum shall not be present or represented at any meeting of shareholders, a majority of the shareholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any reconvening of an adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.

2.08 Majority Vote; Withdrawal of Quorum. If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of the Texas Insurance Code, the Articles of Incorporation, or these bylaws, a different vote is required, in which event such express provision shall govern and control the decision of such question. The shareholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of shareholders which may leave less than a quorum remaining.

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2.09 Method of Voting; Proxies. Every shareholder of record shall be entitled at every meeting of shareholders to one vote on each matter submitted to a vote, for every share standing in his name on the original stock transfer books of the Corporation except, (a) to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, or (b) if, and to the extent, the Articles of Incorporation of the Corporation provide for the holders of one or more classes of shares of stock of the Corporation to vote or consent as a class with respect to any particular matter or to have other special voting or consent rights. Such stock transfer books shall be prima facie evidence as to the identity of shareholders entitled to vote. At any meeting of shareholders, every shareholder having the right to vote may vote either in person or by a proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Each such proxy shall be filed with the secretary of the Corporation before, or at the time of, the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.10 Closing of Transfer Books; Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any reconvening thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed in any event sixty days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and if no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

2.11 Officers Duties at Meetings. The Chairman of the Board shall preside at, and the secretary shall prepare minutes of, each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person or persons elected by the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy.

ARTICLE THREE: DIRECTORS

3.01 Management. The business and property of the Corporation shall be managed by the board of directors, and subject to the restrictions imposed by law, the Articles of Incorporation, or these bylaws, the board of directors may exercise all the powers of the Corporation.

3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be not more than eleven (11) and shall never be less than seven (7). The number of directors which shall constitute the entire board of directors shall be as provided in the Articles of Incorporation, or, in absence of applicable provisions in the Articles of Incorporation, as determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than one. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. No director need be a shareholder, a resident of the State of Texas, or a citizen of the United States.

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3.03 Changes in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any newly created directorship(s) of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or by the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Articles of Incorporation.

3.04 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of such director.

3.05 Vacancies. Any vacancy occurring in the board of directors may be filled by (i) the shareholders at any annual or special meeting of shareholders called for that purpose or (ii) the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve for the unexpired term of his predecessor in office. Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the Articles of Incorporation, any vacancies in such directorship(s) may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected or by the vote of the holders of the outstanding shares of such class or series, and such directorship(s) shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares of the Corporation as a whole unless otherwise provided in the Articles of Incorporation.

3.06 Place of Meetings. The board of directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Texas as the board of directors may from time to time determine.

3.07 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of shareholders, and notice of such meeting shall not be necessary.

3.08 Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places as may be designated from time to time by resolution of the board of directors and communicated to all directors.

3.09 Special Meetings; Notice. Special meetings of the board of directors shall be held whenever called by the president or by the chairman of the board, if any. The person calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each director at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of any special meeting.

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3.10 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors, fixed in the manner provided in these bylaws, shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

3.11 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

3.12 Presumption of Assent. A director of the Corporation who is present at any meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13 Compensation. Directors, in their capacity as directors, may receive, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attending meetings of the board of directors or a stated salary. No director shall be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR: COMMITTEES

4.01 Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate or dissolve one or more committees, including the executive and other committees, each committee to consist of one or more directors and may include non-voting advisory members.

4.02 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal, as a committee member or as a director.

4.03 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business and property of the Corporation, including, without limitation, the power and authority to declare a dividend and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the board of directors in reference to:

(a)

amending the Articles of Incorporation;

(b)

approving a plan of merger or consolidation;

(c)

recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

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(d)

recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

(e)

amending, altering, or repealing these bylaws or adopting new bylaws;

(f)

filling vacancies in the board of directors or of any committee;

(g)

filling any directorship to be filled by reason of an increase in the number of directors;

(h)

electing or removing officers or committee members;

(i)

fixing the compensation of any committee member; or

(j)

altering or repealing any resolution of the board of directors which by its terms provides that it shall not be amendable or repealable.

4.04 Committee Changes; Removal. Except as set forth in the Articles of Incorporation, the board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee. However, a committee member may be removed by the board of directors, only if, (a) in the judgment of the board of directors, the best interests of the Corporation will be served thereby, and (b) such removal is not inconsistent with the Articles of Incorporation.

4.05 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

4.06 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

4.07 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws.

4.08 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

4.09 Executive Committee. During the intervals between meetings of the board of directors, and subject to such limitations as may be required by law or by resolution of the board of directors, the Executive Committee shall have and may exercise all of the authority of the board of directors.

4.10 Ethics and Internal Affairs. The Ethics and Internal Affairs Committee shall review and advise the Board regarding internal matters involving the Advisory Directors.

4.11 Underwriting. The Underwriting Committee shall review and advise the Board with respect to all rate changes for insurance policies issued by the Corporation and advise management on marketing and underwriting of such policies.

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4.12 Claims. The Claims Committee shall review, analyze and consult with the Corporation regarding insured claims presented to the committee by the Claims Department, and such other matters as may be designated from time to time by the Board.

4.13 Finance. The Finance Committee shall review and monitor the financial status of the Corporation for the purpose of optimizing the Corporation’s use of accounting, actuarial, regulatory and investment analysis to enhance and accelerate the decision-making process in response to financial trends.

4.14 Political Affairs. The Political Affairs Committee monitor tort reform issues and other legislative matters affecting the Corporation and physician policyholders.

4.15 Physician Liaison. The Physician Liaison Committee shall provide insured physicians with the opportunity to meet directly with the Board Members and/or Advisory Board Members regarding applications for insurance, policy renewals, premiums and any other underwriting concerns.

4.16 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS

5.01 Notice. Whenever by law, the Articles of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or shareholder and no provision is made as to how such notice shall be given, it shall be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such committee member, director, or shareholder at his address as it appears on the books of the Corporation or, in the case of a shareholder, the stock transfer records of the Corporation, or (c) by any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail, postage prepaid, and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, cable, telecopy, or similar means shall be deemed to be delivered and given at the time transmitted with ail charges prepaid and addressed as aforesaid.

5.02 Waiver of Notice. Whenever by law, the Articles of Incorporation, or these bylaws, any notice is required to be given to any committee member, shareholder, or director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, shall be equivalent to ‘the giving of such notice. Attendance of a committee member, shareholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03 Telephone and Similar Meetings. Shareholders, directors, or committee members may participate in and hold a meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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5.04 Action Without Meeting.

(a) Any action which may be taken, or is required by law, the Articles of Incorporation, or these bylaws to be taken, at a meeting of the directors, or any committee members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect, as of the date stated therein, as a unanimous vote of such directors, or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State of Texas or in any certificate or other document delivered to any person. The consent may be in one or more counterparts so long as each director or committee member signs one of the counterparts. The signed consent shall be placed in the minute books of the Corporation.

(b) Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE SIX: OFFICERS AND OTHER AGENTS

6.01 Number; Titles; Election; Term; Qualification. The officers of the Corporation shall be a president and secretary, and if the board of directors determines appropriate, one or more vice presidents (and, in the case of each vice president, with such descriptive tire, if any, as the board of directors shall determine), and a treasurer.

The Corporation may also have a chairman of the board, one or more assistant treasurers, one or more assistant secretaries, and such other officers and such agents as the board of directors may from time to time elect or appoint. The board of directors shall elect a president and secretary and such other officers as it deems appropriate at its first meeting at which a quorum shall be present after the annual meeting of shareholders or whenever a vacancy exists. The board of directors then, or from time to time, may also elect or appoint one or more other officers or agents as it shall deem advisable. Each officer and agent shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified. Any person may hold any number of offices. Except as provided in Section 6.07, no officer or agent need be a shareholder, a director, a resident of the State of Texas, or a citizen of the United States.

6.02 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the board of directors.

6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

6.05 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, that the board of directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.06 Chairman of the Board. The chairman of the board shall have such powers and duties as may be prescribed by the board of directors.

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6.07 President. Unless and to the extent that such powers and duties are expressly delegated to a chairman of the board by the board of directors, the president shall be the chief executive officer of the Corporation and, subject to the supervision of the board of directors, shall have general management and control of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such general management and control as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause, any officer of the Corporation pending final action by the board of directors with respect to continued suspension, removal, or reinstatement of such officer. The president may, without limitation, agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation. To the extent required by law, the president shall be a non-voting member of the Board of Directors.

6.08 Vice Presidents. Each vice president shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president and (in the order as designated by the board of directors, or in the absence of such designation, as determined by the length of time each has held the office of vice president continuously) shall exercise the powers of the president during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by a vice president in the performance of the duties of the president shall be conclusive evidence of the absence or inability to act of the president at the time such action was taken.

6.09 Treasurer. The treasurer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements, and shall deposit all moneys and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors. The treasurer shall audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, shall supervise the accounting and auditing practices of the Corporation, and shall have charge of matters relating to taxation. Additionally, the treasurer shall have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation. The treasurer shall perform such other duties as may be prescribed by the board of directors or as may be delegated ‘ from time to time by the president.

6.10 Assistant Treasurers. Each assistant treasurer shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant treasurers (in the order as designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of assistant treasurer continuously) shall exercise the powers of the treasurer during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant treasurer in the performance of the duties of the treasurer shall be conclusive evidence of the absence or inability to act of the treasurer at the time such action was taken.

6.11 Secretary. The secretary shall maintain minutes of all meetings of the board of directors, of any committee, and of the shareholders or consents in lieu of such minutes in the Corporation’s minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary may sign with the president, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The secretary shall have charge of the certificate books, stock transfer books, stock ledgers, and such other stock books and papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The secretary shall perform such other duties as may be prescribed by the board of directors or as may be delegated from time to time by the president.

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6.12 Assistant Secretaries. Each assistant secretary shall have such powers and duties as may be prescribed by the board of directors or as may be delegated from time to time by the president. The assistant secretaries (in the order designated by the board of directors or, in the absence of such designation, as determined by the length of time each has held the office of .assistant secretary continuously) shall exercise the powers of the secretary during that officer’s absence or inability to act. As between the Corporation and third parties, any action taken by an assistant secretary in the performance of the duties of the secretary shall be conclusive evidence of the absence or inability to act of the secretary at the time such action was taken.

ARTICLE SEVEN: CERTIFICATES AND SHAREHOLDERS

7.01 Certificated and Uncertificated Shares. The shares of the Corporation may be either certificated shares or uncertificated shares. As used herein, the term “certificated shares” means shares represented by instruments in bearer or registered form, and the term “uncertificated shares” means shares not represented by instruments and the transfers of which are registered upon books maintained for that purpose by or on behalf of the Corporation.

7.02 Certificates for Certificated Shares. The certificates representing certificated shares of stock of the Corporation shall be in such form as shall be approved by the board of directors in conformity with law. The certificates shall be consecutively numbered, shall be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Texas; (b) the name of the person to whom issued; (c) the number and class of shares and the designation of the series, if any, which such certificate represents; (d) the par value of each share represented by such certificate, or a statement that the shares are without par value; and (e) such other matters as may be required by law. The certificates shall be signed by the president or any vice president and also by the secretary, an assistant secretary, or any other officer; however, the signatures of any of such officers may be facsimiles. The certificates may be sealed with the seal of the Corporation or a facsimile thereof.

7.03 Issuance. Shares with par value of at least $1.00 may be issued for such consideration and to such persons as the board of directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares. Shares may not be issued until the full amount of the consideration has been paid. After the issuance of uncertificated shares, the Corporation or the transfer agent of the Corporation shall send to the registered owner of such uncertificated shares a written notice containing the information required to be stated on certificates representing shares of stock as set forth in Section 7.02 above and such additional information as may be required by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.04 Consideration for Shares. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares. In the absence of fraud in the transaction, the judgment of the board of directors as to the value of consideration received shall be conclusive. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable. The consideration received for shares shall be allocated by the board of directors, in accordance with law, between stated capital and capital surplus accounts.

7.05 Lost, Stolen, or Destroyed Certificates. The Corporation shall issue a new certificate or certificates in place of any certificate representing shares previously issued if the registered owner of the certificate:

(a)

Claim. Makes proof by affidavit, in form and substance satisfactory to the board of directors, that a previously issued certificate representing shares has been lost, destroyed, or stolen;

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(b)

Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)

Bond. Delivers to the Corporation a bond in such form, with such surety or sureties, and with such fixed or open penalty, as the board of directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)

Other Requirements. Satisfies any other reasonable requirements imposed by the board of directors.

7.06 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the shareholders thereof in person or by their duly authorized attorneys or legal representatives. With respect to certificated shares, upon surrender to the Corporation or the transfer agent of the Corporation for transfer of a certificate representing shares duly endorsed and accompanied by any reasonable assurances that such endorsements are genuine and effective as the Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or if it has discharged any duty with respect to any adverse claim, issue one or more new certificates to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. With respect to uncertificated shares, upon delivery to the Corporation or the transfer agent of the Corporation of an instruction originated by an appropriate person (as prescribed by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter) and accompanied by any reasonable assurances that such instruction is genuine and effective as the, Corporation may require and after compliance with any applicable law relating to the collection of taxes, the Corporation or its transfer agent shall, if it has no notice of an adverse claim or has discharged any duty with respect to any adverse claim, record the transaction upon its books, and shall send to the new registered owner of such uncertificated shares, and, if the shares have been transferred subject to a registered pledge, to the registered pledgee, a written notice containing the information required to be stated on certificates representing shares of stock set forth in Section 7.02 above and such additional information as may be required by the Texas Uniform Commercial Code as currently in effect and as the same may be amended from time to time hereafter.

7.07 Registered Shareholders. The Corporation shall be entitled to treat the shareholder of record as the shareholder in fact of any shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have actual or other notice thereof, except as otherwise provided by law.

7.08 Legends. The board of directors shall cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the board of directors in order for the Corporation to comply with applicable federal or state securities or other laws.

7.09 Regulations. The board of directors shall have the power and authority to make all such roles and regulations as it may deem expedient concerning the issue, transfer, registration, or replacement of certificates representing shares of stock of the Corporation.

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

8.01 Dividends. Subject to provisions of applicable statutes and the Articles of Incorporation, dividends may be declared by and at the discretion of the board of directors at any meeting and may be paid in cash, in property, or in shares of stock of the Corporation.

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8.02 Reserves. The board of directors may create out of funds of the Corporation legally available therefor such reserve or reserves out of the Corporation’s surplus as the board of directors from time to time, in its discretion, considers proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation. The board of directors may modify or abolish any such reserve.

8.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its shareholders, board of directors, and any committee, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each shareholder. The board of directors shall keep a full and complete record of all of its transactions.

8.04 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

8.05 Seal. The seal, if any, of the Corporation shall be in such form as may be approved from time to time by the board of directors. If the board of directors approves a seal, the affixation of such seal shall not be required to create a valid and binding obligation against the Corporation.

8.06 Attestation by the Secretary. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

8.07 Resignation. Any director, committee member, officer, or agent may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the president, or the secretary. Such resignation shall take effect at the time specified in the statement at the board of directors’ meeting or in the written notice, but in no event may the effective time of such resignation be prior to the time such statement is made or such notice is given. If no effective time is specified in the resignation, the resignation shall be effective immediately. Unless a resignation specifies otherwise, it shall be effective without being accepted.

8.08 Securities of Other Corporations. The president or any vice president of the Corporation shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

8.09 Amendment of Bylaws. The power to amend or repeal these bylaws or to adopt new bylaws is vested in the board of directors, but is subject to the right of the shareholders to amend or repeal these bylaws or to adopt new bylaws.

8.10 Invalid Provisions. If any part of these bylaws is held invalid or inoperative for any reason, the remaining parts, so far as is possible and reasonable, shall remain valid and operative.

8.11 Headings. The headings used in these bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these bylaws.

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8.12 Indemnification. The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Organizations Code, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Section 8.12 is in effect. Any repeal or amendment of this Section 8.12 shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment of this Section 8.12. Such right shall include the right to be paid or reimbursed by the Corporation for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Organizations Code, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Organizations Code, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Section 8.12 shall extend to proceedings involving the negligence of such person.

As used herein, the term “proceeding” means any threatened; pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

8.13 Other Indemnification. In addition to the indemnification provided for in Section 8.12 of these Bylaws and in the Articles of Incorporation, the Corporation may enter into agreements relating to indemnification with any person who is an officer or director of the Corporation, and any such agreement shall not be restricted, limited or impaired by any of the provisions of Section 8.12, and shall be enforceable against, and binding upon, the Corporation to the maximum extent permitted by law.

8.14 Advisory Directors. The Advisory Board to the Corporation shall meet concurrently with the Board of Directors. The Advisory Board shall not have any right to vote on matters before the Board, but the Advisory Board shall have the right to review information provided to the Board of Directors and to provide the Board with advice and counsel regarding such matters.

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The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing bylaws were adopted by the board of directors of the Corporation as of                                         , 2006.

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